EXHIBIT 2.1

AGREEMENT AND PLAN OF MERGER

This Agreement and Plan of Merger, dated as of March 15, 2019 (this “Agreement”), is made and entered into by and among Xerox Corporation, a New York corporation (the “Company”), Xerox Holdings Corporation, a New York corporation (“Holdings”) and a direct, wholly owned subsidiary of the Company, and Xerox Merger Sub, Inc., a New York corporation (“Merger Sub”) and a direct, wholly owned subsidiary of Holdings.

RECITALS

WHEREAS, on the date hereof, the Company has the authority to issue 460,143,067 shares, consisting of: (i) 437,500,000 shares of common stock, par value $1.00 per share (the “Company Common Stock”), of which 228,506,552 shares were issued and outstanding as of February 28, 2019; (ii) 600,000 shares of Class B Stock, par value $1.00 per share (the “Company Class B Stock”), of which no shares are issued and outstanding as of the date hereof; and (iii) 22,043,067 shares of Cumulative Preferred Stock, par value $1.00 per share (the “Company Preferred Stock”), of which 180,000 shares of Series B Convertible Perpetual Preferred Stock are issued and outstanding as of the date hereof (the “Company Series B Preferred Stock”);

WHEREAS, as of the date hereof, Holdings has the authority to issue 1,000 shares of common stock, par value $1.00 per share (the “Holdings Common Stock”), of which 100 shares are issued and outstanding on the date hereof and all of which are owned by the Company;

WHEREAS, as of the Effective Time (as defined below), Holdings will have the authority to issue 459,543,067 shares, consisting of: (i) 437,500,000 shares of Holdings Common Stock; and (ii) 22,043,067 shares of preferred stock, par value $1.00 per share (the “Holdings Preferred Stock”), of which 180,000 shall be designated Series A Convertible Perpetual Voting Preferred Stock (the “Holdings Series A Preferred Stock”);

WHEREAS, as of the date hereof, Merger Sub has the authority to issue 1,000 shares of common stock, par value $1.00 per share (the “Merger Sub Common Stock”), of which 100 shares are issued and outstanding on the date hereof and all of which are owned by Holdings;

WHEREAS, the Restated Certificate of Incorporation of Holdings in the form attached hereto as Exhibit A (the “Holdings Charter”) and the Restated By-Laws of Holdings in the form attached hereto as Exhibit B (the “Holdings By-Laws”), which will become effective immediately following the Effective Time, contain provisions substantially similar in all material respects to the Restated Certificate of Incorporation of the Company (the “Company Charter”) and the By-Laws of the Company (the “Company By-Laws”), in effect as of the date hereof, respectively, except that following the Effective Time, Holdings shall be authorized to issue preferred stock with or without cumulative dividends and otherwise subject to the modifications described below;

WHEREAS, as of the Effective Time, the designations, rights, powers and preferences, and the qualifications, limitations and restrictions of (i) the Holdings Common Stock will be the same as those of the Company Common Stock in effect as of the date hereof and (ii) the Holding Series A Preferred Stock will be the same as those of the Company Series B Preferred Stock in effect as of the date hereof, except in each case that (x) each share of Holdings Series A Preferred Stock shall entitle the holder thereof to one vote for each ten shares of Holdings Common Stock into which the Holdings Series A Preferred Stock is convertible pursuant to the Holdings Charter (“Holdings Preferred Stock Voting Ratio”), and to vote with the holders of the Holdings Common Stock, together as a single class and in accordance with the Holdings Preferred Stock Voting Ratio, with respect to any and all matters presented to the holders of Holdings Common Stock, for action, consideration or consent, whether at any special or annual meeting of shareholders, by written action of shareholders in lieu of a meeting, or otherwise, and (y) the voting requirement to approve certain corporate actions shall be a majority of the votes of the shares entitled to vote thereon (as compared to two-thirds of the votes of the outstanding shares entitled to vote thereon, which is the threshold under the Company Charter as of the date hereof);

WHEREAS, the holder of the Company Series B Preferred Stock has entered into a letter agreement, dated March 15, 2019, which provides that, as of the Effective Time, by virtue of the Merger (as defined below), and notwithstanding any provision under the Company Charter to the contrary, each outstanding share of Company Series B Preferred Stock will be exchanged for one share of Holdings Series A Preferred Stock;

WHEREAS, Holdings and Merger Sub are newly-formed corporations organized for the sole purpose of participating in the transactions herein contemplated and actions related thereto, own no assets (other than Holdings’ ownership of Merger Sub and nominal capital) and have taken no actions other than those necessary or advisable to organize the corporations and to effect the transactions herein contemplated and actions related thereto;

WHEREAS, the Company shall, at the Effective Time, transfer to Holdings, and Holdings shall assume, sponsorship of all of the Company’s Equity Plans (as defined below) and all of the Company’s rights and obligations thereunder and under all outstanding Awards (as defined below);

WHEREAS, the respective boards of directors of Holdings, Merger Sub and the Company, by resolutions duly adopted, have (i) adopted, approved and authorized this Agreement and the transactions contemplated hereby, including the Merger, (ii) resolved to submit the approval of the adoption of this Agreement and the transactions contemplated hereby, including the Merger, to their respective shareholders, and (iii) resolved to recommend adoption of this Agreement by their respective shareholders, as required under Section 903 of the NYBCL;

WHEREAS, the Company and Holdings, as sole shareholders of Holdings and Merger Sub respectively, have adopted this Agreement; and

WHEREAS, the parties intend that (a) the Merger will qualify as (i) a tax-free reorganization under Section 368(a) of the Internal Revenue Code of 1986, as amended (the “Code”) and (ii) a tax-free exchange under Section 351(a) of the Code (the “Intended Tax Treatment”) and (b) this Agreement constitute a “plan of reorganization” within the meaning of Treasury Regulations Section 1.368-2(g).

NOW, THEREFORE, in consideration of the premises and the covenants and agreements contained in this Agreement, and intending to be legally bound hereby, the Company, Holdings and Merger Sub hereby agree as follows:

1. THE MERGER. In accordance with the NYBCL and upon the terms and subject to the conditions of this Agreement, Merger Sub shall be merged with and into the Company (the “Merger”), the separate corporate existence of Merger Sub shall cease, and the Company shall continue as the surviving corporation of the Merger (the “Surviving Corporation”). At the Effective Time, the effects of the Merger shall be as provided in this Agreement and in the NYBCL.

2. CONDITIONS. The respective obligations of each Party to effect the Merger shall be subject to the fulfillment (or, to the extent not prohibited by law, waiver by the Company) of the following conditions:

(a) Shareholder Approval. The affirmative vote of the holders of two-thirds of the issued and outstanding shares of Company Common Stock entitled to vote in favor of the adoption of this Agreement shall have been obtained.

(b) No Legal Prohibition. (i) No order by any court or other tribunal of competent jurisdiction shall have been entered and shall continue to be in effect, and no law shall have been adopted or be effective, in each case that temporarily or permanently prohibits, enjoins or makes illegal the consummation of the Merger and (ii) no suit, action or proceeding shall have been brought by any governmental entity, and remain pending, that seeks an order that would prohibit, enjoin or make illegal the consummation of the Merger.

(c) Regulatory Approval. Holdings shall have given notice in writing to the United Kingdom Financial Conduct Authority (the “FCA”) in accordance with section 178 of the United Kingdom Financial Services and Markets Act 2000 (the “FSMA”) of its intention to acquire control over the FCA authorized and regulated subsidiaries of the Company (the “UK Regulated Entities”) and:

(i) the FCA shall have given notice in writing in accordance with section 189(4) of FSMA, or, if applicable, 189(7) FSMA, that the FCA approves (whether conditionally or unconditionally) of Holdings acquiring control over the UK Regulated Entities; or

(ii) the assessment period (as defined in section 189(1) FSMA) and as extended (including without, limitation, after the date of this Agreement) by any interruption period (as defined in section 190(2) FSMA)) in respect of the section 178 notice (as defined in section 178(3) FSMA) given by Holdings shall have expired without the FCA giving notice under section 189(4) FSMA.

(d) Registration Statement Effectiveness. The Registration Statement shall be effective, and there shall be no stop order suspending such effectiveness.

(e) NYSE Approval. Approval for listing on the New York Stock Exchange (“NYSE”) of Holdings Common Stock shall have been received, subject to official notice of issuance.

3. EFFECTIVE TIME. As soon as practicable on or after the date on which each of the conditions set forth in Section 2 have been satisfied (or, to the extent not prohibited by law, waived) or at such later date and time as the parties shall agree, in each case, in the parties’ sole discretion, the Company shall file a certificate of merger executed in accordance with the relevant provisions of the NYBCL with the Department of State of the State of New York (the “Department of State”) and shall make all other filings or recordings required under the NYBCL to effect the Merger. The Merger shall become effective at such time as the certificate of merger is duly filed with the Department of State or at such later date and time as the parties shall agree and specify in the certificate of merger (the date and time the Merger becomes effective being referred to herein as the “Effective Time”).

4. CERTIFICATE OF INCORPORATION. At the Effective Time, the Restated Certificate of Incorporation of the Company as in effect immediately prior to the Effective Time shall be the restated certificate of the Surviving Corporation, except that the parties shall make such changes, amendments or modifications thereto as they deem necessary, appropriate or advisable in connection with the transactions contemplated hereby and, as so amended and restated, shall be the certificate of incorporation of the Surviving Corporation (the “Surviving Corporation Charter”) until thereafter amended as provided therein or by applicable law.

5. BY-LAWS. At the Effective Time, the Restated By-laws of the Company shall be amended to the same form as the by-laws of Merger Sub as in effect immediately prior to the Effective Time, except that (a) the name of the Surviving Corporation shall be “Xerox Corporation” and (b) the parties shall make such changes, amendments or modifications thereto as they deem necessary, appropriate or advisable in connection with the transactions contemplated hereby and, as so amended and restated, shall be the by-laws of the Surviving Corporation (the “Surviving Corporation By-laws”) until thereafter amended as provided therein or by applicable law.

6. DIRECTORS. The directors of the Company in office immediately prior to the Effective Time shall be the directors of the Surviving Corporation and will continue to hold office from the Effective Time until the earlier of their resignation or removal or until their successors are duly elected or appointed and qualified in the manner provided in the Surviving Corporation Charter and Surviving Corporation By-laws, or as otherwise provided by law.

7. OFFICERS. The officers of the Company in office immediately prior to the Effective Time shall be the officers of the Surviving Corporation and will continue to hold office from the Effective Time until the earlier of their resignation or removal or until their successors are duly elected or appointed and qualified in the manner provided in the Surviving Corporation Charter and Surviving Corporation Bylaws, or as otherwise provided by law.

8. ADDITIONAL ACTIONS. If, at any time after the Effective Time, the Surviving Corporation shall consider or be advised that any deeds, bills of sale, assignments, assurances or any other actions or things are necessary or desirable to vest, perfect or confirm, of record or otherwise, in the Surviving Corporation its right, title or interest in, to or under any of the rights, properties or assets of either Merger Sub or the Company acquired or to be acquired by the Surviving Corporation as a result of, or in connection with, the Merger or otherwise to carry out this Agreement, the officers and directors of the Surviving Corporation hereby are authorized to execute and deliver, in the name and on behalf of each of Merger Sub and the Company, all such deeds, bills of sale, assignments and assurances and to take and do, in the name and on behalf of each of Merger Sub and the Company or otherwise, all such other actions and things as may be necessary or desirable to vest, perfect or confirm any and all right, title and interest in, to and under such rights, properties or assets in the Surviving Corporation or otherwise to carry out this Agreement.

9. TREATMENT OF SECURITIES. At the Effective Time, by virtue of the Merger and, without any action on the part of Holdings, Merger Sub, the Company or any holder of any securities thereof:

(a) Conversion of Company Common Stock. Each share of Company Common Stock issued and outstanding immediately prior to the Effective Time shall be converted into one validly issued, fully paid and nonassessable share of Holdings Common Stock.

(b) Exchange of Company Series B Preferred Stock. Each share of Company Series B Preferred Stock issued and outstanding immediately prior to the Effective Time shall be exchanged for one validly issued, fully paid and nonassessable share of Holdings Series A Preferred Stock. At the Effective Time, each share of Company Series B Preferred Stock that is issued and outstanding shall be held by Holdings.

(c) Cancelation of Company Common Stock Held as Treasury Stock. Each share of Company Common Stock held in the Company’s treasury immediately prior to the Effective Time shall be canceled and retired and shall cease to exist, and no consideration shall be delivered in exchange therefor.

(d) Conversion of Capital Stock of Merger Sub. Each share of common stock, par value $1.00, of Merger Sub issued and outstanding immediately prior to the Effective Time shall be converted into one validly issued, fully paid and nonassessable share of common stock, par value $1.00 per share, of the Surviving Corporation. At the Effective Time, each share of common stock of the Surviving Corporation that is issued and outstanding shall be held by Holdings.

(e) Rights of Stock Certificate Holders. Upon conversion thereof in accordance with this Section 9, all shares of Company Common Stock shall no longer be outstanding and shall cease to exist, and each holder of a certificate representing any such shares of Company Common Stock shall cease to have any rights with respect to such shares of Company Common Stock, except as set forth in Section 10 herein. In addition, each outstanding book-entry that, immediately prior to the Effective Time, evidenced shares of Company Common Stock shall, from and after the Effective Time, be deemed and treated for all corporate purposes to evidence the ownership of the same number of shares of Holdings Common Stock. Upon exchange thereof in accordance with this Section 9, each holder of a certificate representing any shares of Company Series B Preferred Stock shall cease to have any rights with respect to such shares of Company Series B Preferred Stock, except as set forth in Section 10 herein.

10. CERTIFICATES. At and after the Effective Time until thereafter surrendered for transfer or exchange in the ordinary course, each outstanding certificate that immediately prior thereto represented shares of Company Common Stock or Company Series B Preferred Stock shall be deemed for all purposes to evidence ownership of and to represent the shares of Holdings Common Stock or Holdings Series A Preferred Stock, as applicable, into which the shares of Company Common Stock or Company Series B Preferred Stock represented by such certificate have been converted or exchanged as herein provided and shall be so registered on the books and records of Holdings and its transfer agent. At and after the Effective Time, the shares of capital stock of Holdings shall be uncertificated; provided, that, any shares of capital stock of Holdings that are represented by outstanding certificates of the Company pursuant to the immediately preceding sentence shall continue to be represented by certificates as provided therein and shall not be uncertificated unless and until a valid certificate representing such shares pursuant to the immediately preceding sentence is delivered to Holdings at its registered office in the State of New York, its principal place of business, or an officer or agent of Holdings having custody of books and records of Holdings, at which time such certificate shall be canceled and in lieu of the delivery of a certificate representing the applicable shares of capital stock of Holdings, Holdings shall (i) issue to such holder the applicable uncertificated shares of capital stock of Holdings by registering such shares in Holdings’ books and records as book-entry shares, upon which such shares shall thereafter be uncertificated and (ii) take all action necessary to provide such holder with evidence of the uncertificated book-entry shares, including any action necessary under applicable law in accordance therewith, including in accordance with Section 508 of the NYBCL. If any certificate that prior to the Effective Time represented shares of Company Common Stock or Company Series B Preferred Stock shall have been lost, stolen or destroyed, then, upon the making of an affidavit of such fact by the person or entity claiming such certificate to be lost, stolen or destroyed and the providing of an indemnity by such person or entity to Holdings, in form and substance reasonably satisfactory to Holdings, against any claim that may be made against it with respect to such certificate, Holdings shall issue to such person or entity, in exchange for such lost, stolen or destroyed certificate, uncertificated shares representing the applicable shares of Holdings Common Stock or Holdings Series A Preferred Stock in accordance with the procedures set forth in the preceding sentence.

11. ASSUMPTION OF EQUITY PLANS AND AWARDS. At the Effective Time, by virtue of the Merger, the Company shall transfer to Holdings, and Holdings shall assume, sponsorship of all of the Company’s Equity Plans (as defined below), and Holdings hereby agrees to perform all obligations of the Company under the Equity Plans and each outstanding award granted thereunder. Accordingly, Holdings shall assume each of the Equity Plans, including (i) all unexercised and unexpired options to purchase Company common stock (each, a “Stock Option”) and each right to acquire or vest in a share of Company common stock, including, but not limited to, restricted stock unit awards, performance share awards and deferred stock units (each, a “Stock Right” and together with the Stock Options, the “Awards”) that are outstanding under the Equity Plans at the Effective Time and (ii) the remaining unallocated reserve of Company Common Stock issuable under each such Equity Plan. At the Effective Time, by virtue of the Merger, the reserve of Company Common Stock under each Equity Plan, whether allocated to outstanding equity awards under such plan or unallocated at that time, shall automatically be converted on a one-share-for-one-share basis into shares of Holdings Common Stock, and the terms and conditions that are in effect immediately prior to the Merger under each outstanding Award assumed by Holdings shall continue in full force and effect after the Merger, including the vesting schedule and applicable issuance dates, the per share exercise price, the expiration date and other applicable termination provisions, except that the shares of common stock issuable under each such Award shall be shares of Holdings Common Stock.

For purposes of this Agreement, “Equity Plans” shall mean, collectively, the June 30, 2017 Amendment and Restatement of the Xerox Corporation 2004 Performance Incentive Plan (as amended, the “Performance Incentive Plan”) and the 2013 Amendment and Restatement of the Xerox Corporation 2004 Equity Compensation Plan for Non-Employee Directors (as amended, the “Directors Plan”), and any and all subplans, appendices or addendums thereto, and any and all agreements evidencing Awards.

The adoption of the Merger by the requisite vote of the shareholders of the Company shall also constitute approval, without further action by the shareholders of the Company, of any amendments to the Equity Plans necessary, appropriate or advisable to authorize (i) the assumption by Holdings of the Equity Plans (including any existing share reserves), and the outstanding Awards under such plans, (ii) the issuance of future Awards of Holdings Common Stock in lieu of shares of Company Common Stock under each of the Equity Plans, and (iii) Holdings’ ability to issue Awards under the Equity Plans to the eligible employees of Holdings and any of its subsidiaries, including any subsidiary formed or acquired after the Effective Time.

12. HOLDINGS RESTATED CERTIFICATE OF INCORPORATION AND BY-LAWS. Holdings shall adopt and authorize for filing and cause to be filed with the Department of State, immediately following the Effective Time, the Holdings Charter and the Holdings By-Laws.

13. HOLDINGS SHARES. Prior to the Effective Time, the Company and Holdings shall take any and all actions as are necessary to ensure that each share of capital stock of Holdings that is owned by the Company immediately prior to the Effective Time shall be cancelled and cease to be outstanding at the Effective Time, and no payment shall be made therefor, and the Company, by execution of this Agreement, agrees to forfeit such shares and relinquish any rights to such shares.

14. TAX MATTERS. This Agreement is intended to constitute, and is hereby adopted as, a “plan of reorganization” within the meaning of Treasury Regulations Section 1.368-2(g). Each party hereto shall use its reasonable best efforts to cause the Merger to qualify, and will not knowingly take any actions or cause any actions to be taken which could reasonably be expected to prevent the Merger from qualifying, for the Intended Tax Treatment. Each of Holdings and the Company (a) will comply with the recordkeeping and information reporting requirements of the Code that are imposed as a result of the transactions contemplated hereby and (b) will not take any position on a tax return or in connection with any tax proceeding inconsistent with the Intended Tax Treatment, in each case except upon a contrary final determination by an applicable taxing authority.

15. NO APPRAISAL RIGHTS. In accordance with the NYBCL, no appraisal rights shall be available to any holder of shares of Company Common Stock or Company Series B Preferred Stock in connection with the Merger.

16. TERMINATION. Notwithstanding anything herein to the contrary, this Agreement may be terminated, and the Merger and the other transactions provided for herein may be abandoned, whether before or after the adoption of this Agreement by the shareholders of the Company and/or the sole shareholder of Merger Sub, by action of the board of directors of the Company. In the event of termination of this Agreement, this Agreement shall forthwith become void and have no effect, and neither the Company, Holdings, Merger Sub nor their respective shareholders, directors or officers shall have any liability with respect to such termination or abandonment.

17. AMENDMENTS. At any time prior to the Effective Time, this Agreement may be supplemented, amended or modified, whether before or after the adoption of this Agreement by the shareholders of the Company and/or the sole shareholder of Merger Sub, by the mutual consent of the parties to this Agreement by action by their respective boards of directors; provided, however, that, no amendment shall be effected subsequent to the adoption of this Agreement by the sole shareholder of Merger Sub or by the shareholders of the Company that by law requires further approval or authorization by the sole shareholder of Merger Sub or the shareholders of the Company, as applicable, without such further approval or authorization. No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by all of the parties hereto.

18. GOVERNING LAW. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York (without giving effect to its rules regarding conflicts of laws to the extent that the laws of another jurisdiction would be required thereby).

19. COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which when executed shall be deemed to be an original but all of which shall constitute one and the same agreement.

20. ENTIRE AGREEMENT. This Agreement, including the documents and instruments referred to herein, constitutes the entire agreement and supersedes all other prior agreements and undertakings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof.

21. SEVERABILITY. The provisions of this Agreement are severable, and in the event any provision hereof is determined to be invalid or unenforceable, such invalidity or unenforceability shall not in any way affect the validity or enforceability of the remaining provisions hereof.

[Signatures Follow]

IN WITNESS WHEREOF, the Company, Holdings and Merger Sub have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

XEROX CORPORATION

By:	/s/ William F. Osbourn, Jr.
Name:	William F. Osbourn, Jr.
Title:	Executive Vice President

XEROX HOLDINGS CORPORATION

By:	/s/ Steven J. Bandrowczak
Name:	Steven J. Bandrowczak
Title:	President

XEROX MERGER SUB, INC.

By:	/s/ William F. Osbourn, Jr.
Name:	William F. Osbourn, Jr.
Title:	Treasurer

[Merger Agreement]

Exhibit A

Holdings Charter

This Restated Certificate of Incorporation reflects all previously-filed amendments.

RESTATED CERTIFICATE OF INCORPORATION

OF

XEROX HOLDINGS CORPORATION

UNDER SECTION 807 OF THE

BUSINESS CORPORATION LAW

1.        The name of the Corporation is Xerox Holdings Corporation.

2.        The Certificate of Incorporation was filed in the Office of the Secretary of State of the State of New York on March 11, 2019.

3.        This restatement of the Certificate of Incorporation was authorized by a resolution adopted by the Board of Directors of the Corporation at a meeting thereof duly called and held on [            ], 2019. The text of the Certificate of Incorporation is hereby restated without amendment or change to read as herein set forth in full:

FIRST: The name of the Corporation is Xerox Holdings Corporation.

SECOND: The purposes for which it is formed are as follows:

To engage in any lawful act or activity for which corporations may be organized under the Business Corporation Law of the State of New York, provided that the corporation is not formed to engage in any act or activity requiring the consent or approval of any state official, department, board, agency, or other body without such consent or approval first being obtained.

To have, in furtherance of the corporate purposes, all of the powers conferred upon corporations organized under the Business Corporation Law of the State of New York subject to any limitations thereof contained in this certificate of incorporation or in the laws of the State of New York.

THIRD: The office of the Corporation is to be located in the City of Webster, Monroe County, New York.

FOURTH: The aggregate number of shares which the Corporation shall have the authority to issue is 459,543,067 shares, consisting of 437,500,000 shares of Common Stock, of the par value of $1.00 each (hereinafter referred to as “Common Stock”), and 22,043,067 shares of Preferred Stock, of the par value of $1.00 each (hereinafter referred to as “Preferred Stock”).

The designations, preferences, privileges and voting powers of each class of stock of the Corporation, and the restrictions and qualifications thereof, shall be as follows:

1.        The Preferred Stock may be issued from time to time as follows:

(a)        The Preferred Stock may be issued from time to time as shares of one or more series of Preferred Stock and the Board of Directors is expressly authorized, prior to issuance, in the resolution or resolutions providing for the issue of shares in each particular series, to fix the following:

(i)        the distinctive serial designation and number of shares which shall constitute such series, which number may be increased (except where otherwise provided by the Board of Directors in creating such series) or decreased (but not below the number of shares thereof then outstanding) from time to time by like action of the Board of Directors;

(ii)        the times at which and the conditions under which dividends shall be payable on shares of such series, the annual dividend rate thereon, whether dividends shall be cumulative and, if so, from which date or dates, and the status of such dividends as participating or non-participating;

(iii)        the redemption provisions and price or prices, if any, for such series, which may consist of a redemption price or scale of redemption prices applicable only to redemption for a sinking fund and the same or a different redemption price or scale of redemption prices applicable to any other redemption;

(iv)        the amount or amounts which shall be paid to the holders of the shares of such series in the event of voluntary or involuntary liquidation, dissolution or winding up of the Corporation (but not less than $1.00 in the case of involuntary liquidation);

(v)        the obligation, if any, of the Corporation to retire shares of such series pursuant to a sinking fund which shall be applied to the redemption of shares of such series;

(vi)        the terms and conditions (with or without limitations), if any, on which shares of such series shall be convertible into, or exchangeable for, shares of stock of any other class or classes, including the price or prices or at the rate or rates of conversion or exchange and the terms and conditions of adjustment thereof, if any;

(vii)      the voting rights, if any, in addition to those specified herein, and any other preferences, privileges and restrictions or qualifications of such series; and

(viii)     any other relative rights, preferences and limitations of such series.

(b)    All shares of Preferred Stock, regardless of series, shall be of equal rank with each other and shall be identical with each other in all respects except as provided in or permitted by Subdivision 1(a) and except as provided in Subdivision 6(b); and the shares of the Preferred Stock of any one series shall be identical with each other in all respects except as to the dates from and after which dividends thereon shall be cumulative, in respect of any series entitled to cumulative dividends.

(c)        In case the stated dividends and the amounts payable on liquidation are not paid in full, the shares of all series of the Preferred Stock entitled to cumulative dividends shall share ratably in the payment of dividends (including accumulations, if any) in accordance with the sums which would be payable on said shares if all dividends were declared and paid in full, and in any distribution of assets other than by way of dividends in accordance with the sums which would be payable on such distributions if all sums payable were discharged in full.

2.        The holders of the Preferred Stock of each series entitled to cumulative dividends shall be entitled to receive, when and as declared by the Board of Directors, but only out of funds legally available for the payment of dividends, cumulative cash dividends at the annual rate for such series (as fixed by the Board of Directors in accordance with Subdivision 1 in respect of any series), and no more, payable quarter-yearly, on the first day of January, April, July and October in each year, to shareholders of record on the respective dates, not exceeding forty days preceding such dividend payment dates, fixed for the purpose by the Board of Directors in advance of payment of each particular dividend; provided that if dividends on any shares of the Preferred Stock shall be cumulative from a date less than thirty days prior to the first quarter-yearly dividend payment date in respect of such shares, the dividends accrued on such shares to such date shall not be payable on such date but shall be payable on the next following quarter-yearly dividend payment date. The holders of shares of the Preferred Stock entitled to cumulative dividends shall not be entitled to receive any dividends thereon other than the dividends referred to in this Subdivision 2.

As provided in Subdivision 1(c), no dividend shall be paid upon, or declared or set apart for, any share of Preferred Stock of any series entitled to cumulative dividends for any quarter-yearly dividend period (other than the first quarter-yearly dividend period for any shares if the dividend on such shares for such period shall not then be payable pursuant to the provisions of Subdivision 2) unless at the same time a like proportionate dividend for the same quarter-yearly dividend period, ratably in proportion to the respective annual dividend rates fixed therefor, shall be paid upon, or declared and set apart for, all shares of Preferred Stock of all series then issued and outstanding and entitled to receive the dividend.

3.        So long as any shares of the Preferred Stock are outstanding, no dividend whatsoever shall be paid or declared at any time, and no distribution made, on any junior stock (other than in junior stock) nor shall any shares of junior stock be purchased or otherwise acquired for value or redeemed at any time by the Corporation or any subsidiary:

(a)        unless all dividends on the Preferred Stock of all series entitled to cumulative dividends for all past quarter-yearly dividend periods (other than the first quarter-yearly dividend period for any shares if the dividend on such shares for such period shall not then be payable pursuant to the provisions of Subdivision 2) shall have been paid and the full dividends thereon for the then current quarter-yearly dividend period shall have been paid or declared and a sum sufficient for the payment thereof set apart; and

(b)        unless the Corporation shall have redeemed, retired or purchased all shares of each series of Preferred Stock required to have been redeemed, retired or purchased at such time pursuant to the sinking fund fixed for such series by the Board of Directors in accordance with Subdivision 1, provided, however, that the foregoing restrictions in this Subdivision 3 shall not apply to the acquisition of any junior stock solely in exchange for, or solely out of the proceeds of sale of, any other junior stock.

Subject to the foregoing provisions of this Subdivision 3, and to any further limitations prescribed by the Board of Directors in accordance with Subdivision 1, and not otherwise, such dividends (payable in cash, stock or otherwise) as may be determined by the Board of Directors may be declared and paid on any junior stock from time to time out of any funds of the Corporation legally available therefor, and the Preferred Stock shall not be entitled to participate in any such dividends.

4.        Subject to the provisions of Subdivision 5, the Corporation at its option (expressed by resolution of the Board of Directors) or for the purpose of any sinking fund therefor may (except as otherwise provided by the Board of Directors in accordance with Subdivision 1 in respect of any series) redeem the outstanding shares of Preferred Stock, or of any one or more series thereof, at any time in whole, or from time to time in part, upon notice duly given as hereinafter specified, at the applicable redemption price or prices for such shares (as fixed in accordance with Subdivision 1 in respect of any series), including, in respect of any series entitled to cumulative dividends, an amount equal to all accrued and unpaid dividends thereon to the date fixed for redemption.

Notice of every such redemption of Preferred Stock of any series (a) if all the shares of such series are held of record by not more than ten holders, shall be given by mailing such notice not less than 30 nor more than 60 days prior to the date fixed for such redemption to each holder of record of shares of such series so to be redeemed at his address as the same shall appear on the books of the Corporation, or (b) if all the shares of such series are held of record by more than ten holders, shall be given by publication at least once in each of two successive calendar weeks in a newspaper printed in the English language and customarily published on each business day and of general circulation in the Borough of Manhattan, The City of New York, the first publication to be not less than 30 nor more than 60 days prior to the date fixed for such redemption, and notice of such redemption shall also be mailed not less than 30 nor more than 60 days prior to the date fixed for such redemption, to each holder of record of shares of such series so to be redeemed at his address as the same shall appear on the books of the Corporation; but, if publication is required, no failure to mail any such notice nor any defect therein or in the mailing thereof shall affect the validity of the proceeding for the redemption of any shares to be redeemed.

In case of redemption of a part only of the Preferred Stock of any series at the time outstanding, whether for the sinking fund therefor or otherwise, the redemption may (subject to any provision made by the Board of Directors in accordance with Subdivision 1 in respect of any series) be either pro rata or by lot, as determined by the Board of Directors. Subject to the foregoing, the Board of Directors shall have full power and authority to prescribe the manner in which the drawings by lot or the pro rata redemption shall be conducted and, subject to the provisions contained in the Certificate of Incorporation or provided by the Board of Directors in accordance with Subdivision 1, the terms and conditions upon which the Preferred Stock shall be redeemed from time to time.

If any such notice of redemption shall have been duly given and if, on or before the redemption date specified therein, all funds necessary for such redemption shall have been set aside by the Corporation, separate and apart from its other funds, in trust for the pro rata benefit of the holders of the shares so called for redemption, so as to be and continue to be available therefor, then, notwithstanding that any certificate for shares so called for redemption shall not have been surrendered for cancellation, all shares so called for redemption shall no longer be deemed outstanding on and after such redemption date, and the right to receive dividends thereon and all other rights with respect to such shares shall forthwith on such redemption date cease and terminate, except only the right of the holders thereof to receive the amount payable on redemption thereof without interest, and the right to exercise, on or before the date fixed for redemption, all privileges of conversion or exchange, if any, not theretofore expired.

If any such notice of redemption shall have been duly given or if the Corporation shall have given to the bank or trust company hereinafter referred to irrevocable written authorization promptly to give or complete such notice, and if on or before the redemption date specified therein the funds necessary for such redemption shall have been deposited by the Corporation with a bank or trust company in good standing, designated in such notice, organized under the laws of the United States of America or of the State of New York, doing business in the Borough of Manhattan, The City of New York, having a capital, surplus, and undivided profits aggregating at least $5,000,000 according to its last published statement of condition, in trust for the pro rata benefit of the holders of the shares so called for redemption, then, notwithstanding that any certificate for shares so called for redemption shall not have been surrendered for cancellation, from and after the time of such deposit all shares so called for redemption shall no longer be deemed to be outstanding and all rights with respect to such shares shall forthwith cease and terminate, except only the right of the holders thereof to receive from such bank or trust company at any time after the time of such deposit the funds so deposited, without interest, and the right to exercise, on or before the date fixed for redemption, all privileges of conversion or exchange, if any, not theretofore expired. Any interest accrued on such funds shall be paid to the Corporation from time to time.

Any funds so set aside or deposited, as the case may be, and unclaimed at the end of six years from such redemption date shall be released or repaid to the Corporation, after which the holders of the shares so called for redemption shall look only to the Corporation for payment thereof; provided that any funds so deposited which shall not be required for redemption because of the exercise of any privilege of conversion or exchange subsequent to the date of deposit shall be repaid to the Corporation forthwith.

None of the shares of Preferred Stock of any series redeemed or retired pursuant to the sinking fund fixed for such series by the Board of Directors in accordance with Subdivision 1, shall be reissued and all such shares shall, in the manner provided by law, be eliminated from the authorized capital stock of the Corporation. The Corporation shall not be prohibited from reissuing any shares of Preferred Stock redeemed or retired (other than for the sinking fund therefor) or converted into or exchanged for stock pursuant to the provisions fixed by the Board of Directors in accordance with Subdivision 1, and after such redemption, retirement or conversion of the Corporation may, in the manner provided by law, restore such shares to the status of authorized but unissued shares of Preferred Stock undesignated as to series.

5.        If and so long as all dividends on the Preferred Stock of all series entitled to cumulative dividends for all past quarter-yearly dividend periods (other than the first quarter-yearly dividend period for any shares if the dividend on such shares for such period shall not then be payable pursuant to the provisions of Subdivision 2) shall not have been paid and the full dividends thereon for the then current quarter-yearly dividend period shall not have been paid or declared and a sum sufficient for the payment thereof set apart, the Corporation shall not redeem (for sinking fund or otherwise) less than all of the Preferred Stock at the time outstanding, and neither the Corporation nor any subsidiary shall purchase or otherwise acquire for value (for sinking fund or otherwise) any of the Preferred Stock at the time outstanding.

6.        Unless the consent of the holders of a greater number of shares shall then be required by law, the consent of the holders of at least two-thirds of the shares of Preferred Stock at the time outstanding, given in person or by proxy, either in writing or at any special or annual meeting called for the purpose, at which the Preferred Stock shall vote separately as a class, shall be necessary to permit, effect or validate any one or more of the following:

(a)        The authorization of, or any increase in the authorized amount of, any class of stock ranking prior to the Preferred Stock;

(b)        The amendment, alteration or repeal of any of the provisions of the Certificate of Incorporation, or of the By-Laws of the Corporation which would affect adversely any right, preference, privilege or voting power of the Preferred Stock or of the holders thereof; provided, however, that if any such amendment, alteration or repeal would affect adversely any right, preference, privilege or voting power of one or more, but not all, of the series of Preferred Stock at the time outstanding, the consent of the holders of at least two-thirds of the outstanding shares of each such series so affected, similarly given, shall be required in lieu of (or if such consent is required by law, in addition to) the consent of the holders of two-thirds of the shares of the Preferred Stock as a class; and

(c)        The voluntary liquidation, dissolution or winding up of the Corporation, or the sale, lease or conveyance (other than by mortgage) of all or substantially all the property or business of the Corporation, or the consolidation or merger of the Corporation with or into any other corporation, except any such consolidation or merger wherein none of the rights, preferences, privileges or voting powers of any series of the Preferred Stock or the holders thereof are adversely affected.

No consent of the holders of the Preferred Stock or of any series thereof which would otherwise be required to permit, effect or validate any action of the Corporation or a subsidiary pursuant to the provisions of this Subdivision 6 or pursuant to any provision fixed by the Board of Directors in accordance with Subdivision 1 shall be required if, prior to or concurrently with such action, provision shall be made in accordance with the provisions of the fourth paragraph of Subdivision 4 for the redemption of all outstanding shares of Preferred Stock or all outstanding shares of such series, as the case may be, and all funds necessary for such redemption shall be deposited in trust in accordance with the provisions of such paragraph.

7.        Unless and until six quarter-yearly dividends on the Preferred Stock of any series entitled to cumulative dividends, or on any other series of Preferred Stock the Board of Directors has determined shall have the rights set forth in this Subdivision 7 (together with the Preferred Stock of any series entitled to cumulative dividends, the “Voting Parity Preferred Stock”) shall not be paid, in whole or in part, the entire voting power, except as provided in Subdivision 14(a) of Article NINTH or as otherwise provided in the Certificate of Incorporation or By-Laws, shall be vested exclusively in the Common Stock in accordance with the provisions of, and except as provided in Subdivision 14(a) of Article NINTH or as otherwise expressly provided in, the Certificate of Incorporation. If and whenever six full quarter-yearly dividends (whether or not consecutive) shall not be paid on the Voting Parity Preferred Stock of any series, in whole or in part, the number of Directors then constituting the Board of Directors shall be increased by two and the holders of the Voting Parity Preferred Stock, voting separately as a class, regardless of series, shall be entitled to elect the two additional directors at any annual meeting of shareholders or special meeting held in place thereof, or at a special meeting of the holders of the Voting Parity Preferred Stock called as hereinafter provided. Whenever all arrears in dividends on the Voting Parity Preferred Stock then outstanding shall have been paid and dividends thereon for the current quarter-yearly dividend period shall have been paid or declared and set apart for payment, then the right of the holders of the Voting Parity Preferred Stock to elect such additional two Directors shall cease (but subject always to the same provisions for the vesting of such voting rights in the case of any similar future arrearages in dividends), and the terms of office of all persons elected as Directors by the holders of the Voting Parity Preferred Stock shall forthwith terminate and the number of the Board of Directors shall be reduced accordingly. At any time after such voting power shall have been so vested in the Voting Parity Preferred Stock, the Secretary of the Corporation may, and upon the written request of any holder of the Voting Parity Preferred Stock (addressed to the Secretary at the principal office of the Corporation) shall, call a special meeting of the holders of the Voting Parity Preferred Stock for the election of the two Directors to be elected by them as herein provided, such call to be made by notice similar to that provided in the By-Laws for a special meeting of the shareholders or as required by law. If any such special meeting required to be called as above provided shall not be called by the Secretary within twenty days after receipt of any such request, then any holder of Voting Parity Preferred Stock may call such meeting, upon the notice above provided, and for that purpose shall have access to the stock books of the Corporation. The Directors elected at any such special meeting shall hold office until the next annual meeting of the shareholders or special meeting held in place thereof. In case any vacancy shall occur among the Directors elected by the holders of the Voting Parity Preferred Stock, a successor shall be elected to serve until the next annual meeting of the shareholders or special meeting held in place thereof by the then remaining Director elected by the holders of the Voting Parity Preferred Stock or the successor of such remaining Director.

Except as otherwise provided in this Certificate of Incorporation, in any case in which the holders of Preferred Stock or any series thereof shall be entitled to vote pursuant to the provisions of the Certificate of Incorporation or pursuant to law, each holder of Preferred Stock or of such series, as the case may be, shall be entitled to one vote for each share thereof held.

8.        In the event of any liquidation, dissolution or winding up of the Corporation, the holders of the Preferred Stock of each series shall be entitled to receive out of the assets of the Corporation, before any distribution or payment shall be made to the holders of any junior stock, (i) if such liquidation, dissolution or winding up shall be involuntary, the amount fixed by the Board of Directors in accordance with Subdivision 1 but not less than $1.00, and (ii) if such liquidation, dissolution or winding up shall be voluntary, the amount per share fixed by the Board of Directors in accordance with the provisions of Subdivision 1 in the case of any series of Preferred Stock, in effect at the time thereof, together with, in respect of any series entitled to cumulative dividends, all accrued and unpaid dividends thereon to the date fixed for the payment of such distributive amounts; and the holders of the junior stock shall be entitled, to the exclusion of the holders of the Preferred Stock of any and all series, to share ratably in all the remaining assets of the Corporation in accordance with their respective rights. As provided in Subdivision 1(c), if upon any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the assets available for distribution shall be insufficient to pay the holders of all outstanding shares of Preferred Stock the full amounts to which they respectively shall be entitled, the holders of shares of Preferred Stock of all series shall share ratably in any distribution of assets in accordance with the sums which would be payable on such distribution if all sums payable were discharged in full. Neither the consolidation or merger of the Corporation with or into any other corporation, nor any sale, lease or conveyance of all or any part of the property or business of the Corporation, shall be deemed to be a liquidation, dissolution or winding up of the Corporation within the meaning of this Subdivision 8.

9.        Except as provided in Subdivision 14(a) of Article NINTH or as otherwise expressly provided in this Certificate of Incorporation, and except as otherwise provided by law, voting rights upon any and all matters shall be vested exclusively in the holders of the Common Stock (each share of Common Stock having one vote).

10.      No holder of Common Stock or Preferred Stock shall be entitled as such, as a matter of right, to subscribe for or purchase any part of any new or additional issue of stock of any class whatsoever, or of any obligations or other securities convertible into, or exchangeable for, any stock of any class whatsoever, whether now or hereafter authorized and whether issued for cash or other consideration or by way of dividend.

11.        The holders of Common Stock shall possess equal voting rights and rights as to dividends or distributions, and in the event of any liquidation, dissolution or winding up of the Corporation.

12.        For all purposes of the Certificate of Incorporation:

The term “accrued and unpaid dividends” when used with reference to any share of any series of the Preferred Stock entitled to cumulative dividends shall mean an amount computed at the annual dividend rate for the shares of such series from the date on which dividends on such share became cumulative to and including the date to which such dividends are to be accrued, less the aggregate amount of all dividends theretofore paid on such share; but no interest shall be payable upon any arrearages.

The term “Certificate of Incorporation” shall mean the certificate of incorporation of the Corporation as amended and supplemented by any certificate heretofore or hereafter filed pursuant to law, including any certificate filed pursuant to law with respect to, and providing for the issue of, any series of Preferred Stock.

The term “junior stock”, when used with reference to the Preferred Stock, shall mean the Common Stock and any other stock of the Corporation, now or hereafter authorized, over which the Preferred Stock has preference or priority either in the payment of dividends or in the distribution of assets upon any liquidation, dissolution or winding up of the Corporation.

The term “sinking fund”, as applied to any series of Preferred Stock, shall mean any fund or requirement for the periodic redemption, retirement or purchase of shares of such series.

The term “stock ranking prior to the Preferred Stock” shall mean any stock of the Corporation, now or hereafter authorized, which has preference over the Preferred Stock either in the payment of dividends or in any liquidation, dissolution or winding up of the Corporation.

FIFTH: The Secretary of State of the State of New York is designated as the agent of the Corporation upon whom process against the Corporation may be served. The post office address to which the Secretary of State shall mail a copy of any process against the Corporation served upon the Secretary of State is Xerox Holdings Corporation, 201 Merritt 7, Norwalk, CT 06851, Attention: General Counsel.

SIXTH: The number of directors shall be not less than five (5) nor more than twenty-one (21) as determined in the manner prescribed by the By-Laws.

Unless the election is contested, each director shall be elected by the affirmative vote of a majority of the votes cast for or against the director at any meeting for the election of directors at which a quorum is present. In a contested election, directors shall be elected by a plurality of the votes cast at a meeting of shareholders by the holders of shares entitled to vote in the election. An election shall be considered contested if as of the record date there are more nominees for election than positions on the board of directors to be filled by election at the meeting.

SEVENTH: The Corporation may purchase, acquire, hold and dispose of the stocks, bonds and other evidences of indebtedness of any corporation, domestic or foreign, and may issue in exchange therefor, its stock, bonds or other obligations.

EIGHTH: A person who is or was a director of the Corporation shall not be personally liable to the Corporation or its shareholders for damages for any breach of duty in such capacity, except to the extent that the Business Corporation Law of the State of New York as in effect from time to time expressly provides that the foregoing provisions shall not eliminate or limit such personal liability. Nothing in this Article shall directly or indirectly increase the liability of any such person based upon acts or omissions occurring before the adoption hereof. No amendment, modification or repeal of this Article shall adversely affect any right or protection of any director that exists at the time of such change.

NINTH: Designation of Series A Convertible Perpetual Voting Preferred Stock.

1.        Designation. There is hereby created out of the authorized and unissued shares of Preferred Stock of the Corporation a series of preferred stock designated as the “Series A Convertible Perpetual Voting Preferred Stock” (the “Series A Preferred Stock”). The number of shares constituting such series shall be 180,000.

2.        Definitions. As used herein with respect to the Series A Preferred Stock, the following terms shall have the following meanings, whether used in the singular or the plural:

“Additional Shares” has the meaning set forth in Subdivision 12(a).

“Affiliate” of any specified Person means any other Person, directly or indirectly, controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, “control” when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Applicable Conversion Price” at any given time means the price equal to $1,000 divided by the Applicable Conversion Rate in effect at such time.

“Applicable Conversion Rate” means the Conversion Rate in effect at any given time.

“Board of Directors” means the board of directors of the Corporation or any committee thereof duly authorized to act in the relevant matter on behalf of such board of directors.

“Business Day” means any day other than a Saturday, Sunday or any other day on which banks in New York City, New York are generally required or authorized by law to be closed.

“Certificate of Incorporation” means the Restated Certificate of Incorporation of Xerox Holdings Corporation, as amended.

“Close of Business” means 5:00 pm, New York City time, on the date in question.

“Closing Price” of the Common Stock or any securities distributed in a Spin-Off, as the case may be, on any date of determination means:

(i) the closing sale price of the Common Stock or such other securities (or, if no closing sale price is reported, the last reported sale price of the Common Stock or such other securities) on the New York Stock Exchange on such date;

(ii) if the Common Stock or such other securities are not traded on the New York Stock Exchange on such date, the closing sale price of the Common Stock or such other securities (or, if no closing sale price is reported, the last reported sale price of the Common Stock or such other securities) as reported in the composite transactions for the principal U.S. national or regional securities exchange on which the Common Stock or such other securities are traded on such date;

(iii) if the Common Stock or such other securities are not traded on a U.S. national or regional securities exchange on such date, the last quoted bid price for the Common Stock or such other securities on such date in the over-the-counter market as reported by Pink OTC Markets Inc. or similar organization; or

(iv) if the Common Stock or such other securities are not quoted by Pink OTC Markets Inc. or a similar organization on such date, as determined by a nationally recognized independent investment banking firm retained by the Corporation for this purpose.

For purposes of this Article NINTH, all references herein to the “Closing Price” and “last reported sale price” of the Common Stock on the New York Stock Exchange shall be such closing sale price and last reported sale price as reflected on the website of the New York Stock Exchange (http://www.nyse.com).

“Common Stock Outstanding” means, at any given time, the number of shares of Common Stock issued and outstanding at such time.

“Conversion Date” has the meaning set forth in Subdivision 9(e).

“Conversion Rate” means, with respect to each share of Series A Preferred Stock, 37.45318 shares of Common Stock, subject to adjustment in accordance with the provisions of this Article NINTH.

“Current Market Price” means, in the case of any distribution giving rise to an adjustment to the Conversion Rate pursuant to Subdivision 10(d), Subdivision 10(e) or Subdivision 10(f) or a distribution upon conversion pursuant to Subdivision 10(h), the average Closing Price of the Common Stock during the ten consecutive Trading Day period ending on and including the Trading Day immediately preceding the Ex-Dividend Date for such distribution. Notwithstanding the foregoing, whenever successive adjustments to the Conversion Rate are called for pursuant to Subdivision 10, such adjustments shall be made to the Current Market Price as may be necessary or appropriate to effectuate the intent of Subdivision 10 and to avoid unjust or inequitable results as determined in good faith by the Board of Directors.

“Distributed Property” has the meaning set forth in Subdivision 10(e)(v).

“Dividend Payment Date” has the meaning set forth in Subdivision 4(b).

“Dividend Period” means each period from, and including, a Dividend Payment Date (or with respect to the initial Dividend Period, the Issue Date) to, but excluding, the following Dividend Payment Date.

“Dividend Rate” has the meaning set forth in Subdivision 4(a).

“Dividend Record Date” has the meaning set forth in Subdivision 4(d).

“Dividend Threshold Amount” has the meaning set forth in Subdivision 10(f)(ii).

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Exchange Property” has the meaning set forth in Subdivision 11(a).

“Ex-Dividend Date” means the first date on which the shares of Common Stock trade on the applicable exchange or in the applicable market, regular way, without the right to receive the relevant dividend, distribution or issuance.

“Expiration Date” has the meaning set forth in Subdivision 10(g).

“Expiration Time” has the meaning set forth in Subdivision 10(g).

“Fair Market Value” means the amount which a willing buyer would pay a willing seller in an arm’s-length transaction as reasonably determined by the Board of Directors in good faith; provided, however, that with respect to Subdivision 15(b), Fair Market Value shall mean the value of the Optional Redemption Transferred Shares determined by a nationally recognized independent investment banking firm retained by the Corporation for this purpose.

“Fiscal Quarter” means, with respect to the Corporation, the fiscal quarter publicly disclosed by the Corporation.

“Fundamental Change” means the occurrence of any of the following:

(i) a “person” or “group” within the meaning of Section 13(d) of the Exchange Act files a Schedule TO or any schedule, form or report under the Exchange Act disclosing that such person or group has become the direct or indirect ultimate “beneficial owner”, as defined in Rule 13d-3 under the Exchange Act, of common equity of the Corporation representing more than 50% of the voting power of the Common Stock;

(ii) consummation of any consolidation, merger or other business combination of the Corporation with or into another Person or any sale, lease or conveyance in one transaction or a series of transactions of all or substantially all of the consolidated assets of the Corporation and its subsidiaries, taken as a whole, to any Person other than one of the Corporation’s subsidiaries, in each case pursuant to which the Common Stock will be converted into cash, securities or other property, other than:

(A) pursuant to a transaction in which the Persons that “beneficially owned” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, Voting Shares of the Corporation immediately prior to such transaction beneficially own, directly or indirectly, Voting Shares representing a majority of the total voting power of all outstanding classes of Voting Shares of the continuing or surviving Person immediately after the transaction; or

(B) any merger or consolidation primarily for the purpose of changing the jurisdiction of incorporation of the Corporation and resulting in a reclassification, conversion or exchange of outstanding shares of common stock solely into shares of common stock of the surviving entity; or

(iii) the Common Stock ceases to be listed on a U.S. national securities exchange or association (other than as a result of a transaction described in clause (ii) above);

provided, however, that a Fundamental Change with respect to clauses (i) or (ii) above shall not be deemed to have occurred if at least 90% of the consideration received by holders of the Common Stock in the transaction or transactions consists of common stock that is traded on a U.S. national securities exchange or that will be traded on a U.S. national securities exchange when issued or exchanged in connection with such transaction.

“Fundamental Change Notice” has the meaning set forth in Subdivision 13(b).

“Fundamental Change Redemption Date” has the meaning set forth in Subdivision 13(a).

“Fundamental Change Redemption Price” has the meaning set forth in Subdivision 13(a).

“Holder(s)” means the Person(s) in whose name the shares of the Series A Preferred Stock are registered, which may be treated by the Corporation, as the absolute owner of the shares of Series A Preferred Stock for the purpose of making payment and settling the related conversions and for all other purposes. The initial Holder shall be Darwin Deason.

“Issue Date” means the date upon which any shares of Series A Preferred Stock are first issued.

“Junior Securities” has the meaning set forth in Subdivision 3(a).

“Liquidation Preference” means, with respect to each share of Series A Preferred Stock, at any time, $1,000.

“Make-Whole Acquisition” means the occurrence of a transaction described under clauses (i) or (ii) of the definition of “Fundamental Change”.

“Make-Whole Acquisition Conversion Period” has the meaning set forth in Subdivision 12(a).

“Make-Whole Acquisition Effective Date” has the meaning set forth in Subdivision 12(a).

“Make-Whole Acquisition Stock Price” means the price paid per share of Common Stock in the event of a Make-Whole Acquisition. If the holders of shares of Common Stock receive only cash in the Make-Whole Acquisition, the Make-Whole Acquisition Stock Price shall be the cash amount paid per share of Common Stock. Otherwise, the Make-Whole Acquisition Stock Price shall be the average of the Closing Price per share of Common Stock on the 10 Trading Days up to, but not including, the Make-Whole Acquisition Effective Date.

“Mandatory Conversion Date” has the meaning set forth in Subdivision 8(c).

“Notice of Mandatory Conversion” has the meaning set forth in Subdivision 8(c).

“Optional Redemption Date” has the meaning set forth in Subdivision 15(b)(ii).

“Optional Redemption Notice” has the meaning set forth in Subdivision 15(b)(i).

“Optional Redemption Transferred Shares” has the meaning set forth in Subdivision 15(b).

“Parity Securities” has the meaning set forth in Subdivision 3(b).

“Permitted Transferee(s)” means any of (w) the spouse of Darwin Deason, (x) any lineal descendant of Darwin Deason or any brother or sister of Darwin Deason, (y) any brother or sister of Darwin Deason, or (z) any trust for the direct or indirect benefit of exclusively Darwin Deason and/or the spouse of Darwin Deason; any lineal descendant of Darwin Deason or any brother or sister of Darwin Deason; or any brother or sister of Darwin Deason.

“Person” means a legal person, including any individual, corporation, estate, partnership, joint venture, association, joint-stock corporation, limited liability company or trust.

“Preferred Stock” means the Preferred Stock, par value of $1.00 each, of the Corporation.

“Record Date” means, with respect to any issuance, dividend or distribution declared, paid or made on or with respect to any capital stock of the Corporation, the date fixed for the determination of the holders of such capital stock entitled to receive such issuance, dividend or distribution.

“Registrar” means the Corporation or any other registrar appointed by the Corporation.

“Reorganization Event” has the meaning set forth in Subdivision 11(a).

“Senior Securities” has the meaning set forth in Subdivision 3(c).

“Series A Preferred Stock” has the meaning set forth in Subdivision 1.

“Spin-Off” has the meaning set forth in Subdivision 10(e)(v).

“Spin-Off Valuation Period” has the meaning set forth in Subdivision 10(e)(v).

“Trading Day” means a day on which the shares of Common Stock or any securities distributed in a Spin-Off, as the case may be:

(i) are not suspended from trading on any national or regional securities exchange or association or over-the-counter market at the Close of Business; and

(ii) have traded at least once on the national or regional securities exchange or association or over-the-counter market that is the primary market for the trading of the Common Stock.

“Transfer” means, with respect to each share of Series A Preferred Stock, the sale, transfer, pledge, assignment, loan or other disposition or encumbrance of such share of Series A Preferred Stock.

“Trigger Event” has the meaning set forth in Subdivision 10(o).

“Voting Shares” of a Person means shares of all classes of Capital Stock of such Person then outstanding and normally entitled (without regard to the occurrence of any contingency) to vote in the election of the board of directors of such Person.

3.        Ranking. The Series A Preferred Stock shall, with respect to dividend rights and rights on liquidation, winding-up and dissolution of the Corporation, rank:

(a)        senior to the Corporation’s Common Stock and each other class or series of capital stock that the Corporation may issue in the future the terms of which do not expressly provide that it ranks on a parity with or senior to the Series A Preferred Stock as to dividend rights and rights on liquidation, winding-up and dissolution of the Corporation (collectively, the “Junior Securities”);

(b)        on a parity with each class or series of Preferred Stock established after the Issue Date by the Corporation the terms of which expressly provide that such class or series will rank on a parity with the Series A Preferred Stock as to dividend rights and rights on liquidation, winding-up and dissolution of the Corporation (collectively, the “Parity Securities”); and

(c)        subject to the approval of the holders of the Series A Preferred Stock to the extent required by Subdivision 6 of Article FOURTH of the Certificate of Incorporation, junior to any class or series of the Corporation’s capital stock that the Corporation may issue in the future the terms of which expressly provide that such class or series shall rank senior to the Series A Preferred Stock (collectively, the “Senior Securities”).

For the avoidance of doubt, the Corporation has the right to authorize and/or issue additional shares or classes or series of Junior Securities or Parity Securities without notice to or consent of the Holder(s).

4.        Dividends.

(a)        The Holder(s) shall be entitled to receive, on each share of Series A Preferred Stock, when, as and if declared by the Board of Directors, out of any funds legally available for the payment of dividends, cumulative cash dividends at a rate per annum equal to 8.0% of the Liquidation Preference (the “Dividend Rate”) in accordance with Subdivisions 1, 2 and 3 of Article FOURTH of the Certificate of Incorporation; provided, however, that in the event that on any Dividend Payment Date there shall be accrued and unpaid dividends for any prior Dividend Period, the Dividend Rate shall equal 8.0% per annum of the sum of (x) the Liquidation Preference and (y) the amount of all such accrued and unpaid dividends for any prior Dividend Periods.

(b)        Dividends will accrue and cumulate from the Issue Date and are payable quarterly in arrears on the first day of January, April, July and October (each, a “Dividend Payment Date”), commencing on the first Dividend Payment Date following the Issue Date. If a Dividend Payment Date falls on a day that is not a Business Day, the dividends will be paid on the next Business Day as if it were paid on the Dividend Payment Date and no interest will accrue in connection therewith.

(c)        The amount of dividends payable for each full quarterly Dividend Period will be computed by dividing the Dividend Rate by four. The amount of dividends payable for the initial Dividend Period, or any other Dividend Period shorter or longer than a full quarterly Dividend Period, will be computed on the basis of the actual number of days elapsed during such Dividend Period over a 360-day year.

(d)        Dividends will be paid to the Holder(s) as such Holder(s) appear in the records of the Corporation at the Close of Business on the 15th day of the immediately preceding calendar month in which the applicable Dividend Payment Date falls (the “Dividend Record Date”). The Dividend Record Date shall apply regardless of whether any particular Dividend Record Date is a Business Day.

(e)        Dividends on any share of Series A Preferred Stock converted to Common Stock shall cease to accumulate on the Mandatory Conversion Date or any applicable Conversion Date, as applicable.

5.        Liquidation.

(a)        In the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation, the Holder(s) shall be entitled to receive for each share of Series A Preferred Stock out of the assets of the Corporation or proceeds thereof legally available for distribution to stockholders of the Corporation, after satisfaction of all liabilities, if any, to creditors of the Corporation and subject to the rights of holders of any Senior Securities, and before any distribution of such assets or proceeds is made to or set aside for the holders of Junior Securities, a liquidating distribution in an amount equal to (x) the Liquidation Preference and (y) an amount equal to any accrued and unpaid dividends on such share of Series A Preferred Stock through the date of such liquidating distribution. After payment of the full amount of such liquidating distribution, the Holder(s) will not be entitled to any further participation in any distribution of assets by, and shall have no right or claim to any remaining assets, of the Corporation.

(b)        In the event the assets of the Corporation available for distribution to stockholders upon any liquidation, dissolution or winding-up of the affairs of the Corporation, whether voluntary or involuntary, shall be insufficient to pay in full the amounts payable with respect to all outstanding shares of the Series A Preferred Stock and the corresponding amounts payable on any Parity Securities, the Holder(s) and the holders of such Parity Securities shall share ratably in any distribution of assets of the Corporation in proportion to the full respective liquidating distributions which would be payable on such shares if all amounts payable thereon were paid in full.

(c)        Neither the consolidation or merger of the Corporation with or into any other entity, nor the consolidation or merger of any other entity with or into the Corporation, nor the sale, lease or other transfer or disposition of all or substantially all of the Corporation’s property or business or other assets shall, in and of itself, constitute a liquidation, dissolution or winding up of the Corporation.

6.        Maturity. The Series A Preferred Stock shall be perpetual, unless converted in accordance with this Certificate of Incorporation or redeemed either at the option of the Holder pursuant to Subdivision 13 or at the option of the Corporation pursuant to Subdivision 15(b).

7.        Conversion at the Holder’s Option. Each Holder shall have the right, at such Holder’s option, at any time and from time to time, to convert all or any portion of such Holder’s Series A Preferred Stock into shares of Common Stock at the Applicable Conversion Rate, plus cash in lieu of fractional shares, plus an amount equal to any accrued and unpaid dividends on the shares of Series A Preferred Stock so converted through the date of such conversion, subject to compliance with the conversion procedures set forth in Subdivision 9.

8.        Mandatory Conversion at the Corporation’s Option.

(a)        The Corporation shall have the right, at its option, at any time or from time to time to cause some or all of the Series A Preferred Stock to be converted into shares of Common Stock at the then Applicable Conversion Rate, plus cash in lieu of fractional shares, plus an amount equal to any accrued and unpaid dividends on the shares of Series A Preferred Stock so converted through the Mandatory Conversion Date, if, for 20 Trading Days during any period of 30 consecutive Trading Days (including the last Trading Day of such period), ending on the Trading Day preceding the date the Corporation delivers a Notice of Mandatory Conversion, the Closing Price of the Common Stock exceeds 146.07 % of the then Applicable Conversion Price.

(b)        If the Corporation elects to cause fewer than all of the shares of Series A Preferred Stock to be converted pursuant to this Subdivision 8, the Corporation shall select the Series A Preferred Stock to be converted on a pro rata basis or by another method the Board of Directors, in its sole discretion, considers fair to the Holders. If the Corporation selects a portion of a Holder’s Series A Preferred Stock for partial mandatory conversion and such Holder converts a portion of its shares of Series A Preferred Stock, the converted portion will be deemed to be from the portion selected for mandatory conversion under this Subdivision 8.

(c)        If the Corporation elects to exercise the mandatory conversion right pursuant to this Subdivision 8, the Corporation shall provide notice of such conversion to each Holder (such notice, a “Notice of Mandatory Conversion”). The conversion date shall be a date selected by the Corporation (the “Mandatory Conversion Date”) and shall be no more than 7 days after the date on which the Corporation provides such Notice of Mandatory Conversion. In addition to any information required by applicable law or regulation, the Notice of Mandatory Conversion shall state, as appropriate:

(i)        the Mandatory Conversion Date;

(ii)        the number of shares of Common Stock to be issued upon conversion of each share of Series A Preferred Stock; and

(iii)        the number of shares of Series A Preferred Stock to be converted.

9.        Conversion Procedures.

(a)        As provided in Subdivision 4(e), dividends on any share of Series A Preferred Stock converted to Common Stock shall cease to accumulate on the Mandatory Conversion Date or any applicable Conversion Date, as applicable, and such shares of Series A Preferred Stock shall cease to be outstanding upon conversion.

(b)        Prior to the Close of Business on the Mandatory Conversion Date or any applicable Conversion Date, shares of Common Stock (and/or other securities, if applicable) issuable upon conversion of any shares of Series A Preferred Stock shall not be deemed outstanding for any purpose, and the Holder(s) shall have no rights with respect to the Common Stock (and/or other securities, if applicable) issuable upon conversion (including voting rights, rights to respond to tender offers for the Common Stock (and/or other securities, if applicable) issuable upon conversion and rights to receive any dividends or other distributions on the Common Stock (and/or other securities, if applicable) issuable upon conversion) by virtue of holding shares of Series A Preferred Stock.

(c)        The Person(s) entitled to receive the Common Stock (and/or cash, securities or other property, if applicable) issuable upon conversion of Series A Preferred Stock shall be treated for all purposes as the record holder(s) of such shares of Common Stock (and/or other securities, if applicable) as of the Close of Business on the Mandatory Conversion Date or any applicable Conversion Date. In the event that a Holder shall not by written notice designate the name in which shares of Common Stock (and/or cash, securities or other property, if applicable) and payments of cash in lieu of fractional shares, if any, and accrued and unpaid dividends, if any, to be issued or paid upon conversion of shares of Series A Preferred Stock should be registered or paid or the manner in which such shares should be delivered, the Corporation shall be entitled to register and deliver such shares, and make such payments, in the name of the Holder and in the manner shown on the records of the Corporation.

(d)        Shares of Series A Preferred Stock duly converted in accordance with this Certificate of Incorporation, or as otherwise reacquired by the Corporation, will resume the status of authorized and unissued Preferred Stock, undesignated as to series and available for future issuance. The Corporation may from time-to-time take such appropriate action as may be necessary to reduce the authorized number of shares of Series A Preferred Stock; provided that no decrease shall reduce the authorized number of Series A Preferred Stock to a number less than the number of shares then outstanding.

(e)        Conversion into shares of Common Stock will occur on the Mandatory Conversion Date or any applicable Conversion Date as follows:

(i)        On the Mandatory Conversion Date, certificates representing shares of Common Stock shall be issued and delivered to the Holder(s) or their designee upon presentation and surrender of the certificate evidencing the Series A Preferred Stock to the Corporation and, if required, the furnishing of appropriate endorsements and transfer documents and the payment of all transfer and similar taxes.

(ii)        On the date of any conversion at the option of the Holder(s) pursuant to Subdivision 7, a Holder must do each of the following in order to convert:

(A)        surrender the shares of Series A Preferred Stock to the Corporation;

(B)        if required, furnish appropriate endorsements and transfer documents; and

(C)        if required, pay all transfer or similar taxes.

The date on which a Holder complies with the procedures in this Subdivision 9(e) is the “Conversion Date”.

(f)        Fractional Shares.

(i)        No fractional shares of Common Stock will be issued as a result of any conversion of shares of Series A Preferred Stock.

(ii)        In lieu of any fractional share of Common Stock otherwise issuable in respect of any conversion pursuant to Subdivision 7 or Subdivision 8, the Corporation shall pay an amount in cash (computed to the nearest cent) equal to the same fraction of the Closing Price of the Common Stock determined as of the second Trading Day immediately preceding the Conversion Date.

(iii)        If more than one share of the Series A Preferred Stock is surrendered for conversion at one time by or for the same Holder, the number of full shares of Common Stock issuable upon conversion thereof shall be computed on the basis of the aggregate number of shares of the Series A Preferred Stock so surrendered.

10.        Anti-Dilution Adjustments.

(a)        The Conversion Rate shall be adjusted from time to time by the Corporation in accordance with this Subdivision 10.

(b)        If the Corporation shall, at any time or from time to time while any of the Series A Preferred Stock is outstanding, pay a dividend or make a distribution on its Common Stock in shares of its Common Stock to all or substantially all holders of its Common Stock, then the Conversion Rate shall be adjusted based on the following formula:

where,

CR0	=	the Conversion Rate in effect at the Close of Business on the Record Date for such dividend or distribution;

CR1	=	the Conversion Rate in effect immediately after the Record Date for such dividend or distribution;

OS0	=	the number of shares of Common Stock Outstanding at the Close of Business on the Record Date for such dividend or distribution; and

OS1	=	the number of shares of Common Stock that would be outstanding immediately after, and solely as a result of, such dividend or distribution.

Any adjustment made pursuant to this Subdivision 10(b) shall become effective immediately after the Record Date for such dividend or distribution. If any dividend or distribution that is the subject of this Subdivision 10(b) is declared but not so paid or made, the Conversion Rate shall be readjusted, effective as of the date the Board of Directors publicly announces its decision not to pay or make such dividend or distribution, to the Conversion Rate that would then be in effect if such dividend or distribution had not been declared. For the avoidance of doubt, for purposes of this Subdivision 10(b), the number of shares of Common Stock Outstanding at the Close of Business on the Record Date for such dividend or distribution shall not include shares of Common Stock held in treasury, if any.

(c)        If the Corporation shall, at any time or from time to time while any of the Series A Preferred Stock is outstanding, (x) subdivide the then Common Stock Outstanding into a greater number of shares of Common Stock or (y) combine the then Common Stock Outstanding into a smaller number of shares of Common Stock, then the Conversion Rate shall be adjusted based on the following formula:

where,

CR0	=	the Conversion Rate in effect at the Close of Business on the effective date of such subdivision or combination;

CR1	=	the Conversion Rate in effect immediately after the effective date of such subdivision or combination;

OS0	=	the number of shares of Common Stock Outstanding at the Close of Business on the effective date of such subdivision or combination; and

OS1	=	the number of shares of Common Stock that would be outstanding immediately after, and solely as a result of, such subdivision or combination.

Any adjustment made pursuant to this Subdivision 10(c) shall become effective immediately after the effective date of such subdivision or combination.

(d)        If the Corporation shall, at any time or from time to time while any of the Series A Preferred Stock is outstanding, distribute to holders of all or substantially all of the Common Stock any rights or warrants (other than a distribution of rights issued pursuant to a stockholder’s rights plan, to the extent such rights are attached to shares of Common Stock (in which event the provisions of Subdivision 10(o) shall apply), a dividend reinvestment plan or an issuance in connection with a transaction in which Subdivision 11 applies) entitling them to subscribe for or purchase, for a period of not more than 60 calendar days from the issuance date of such distribution, shares of Common Stock at a price per share less than the Current Market Price of the Common Stock, the Conversion Rate shall be adjusted based on the following formula:

where,

CR0	=	the Conversion Rate in effect at the Close of Business on the Record Date for such distribution;

CR1	=	the Conversion Rate in effect immediately after the Record Date for such distribution;

OS0	=	the number of shares of Common Stock Outstanding at the Close of Business on the Record Date for such distribution;

X	=	the total number of shares of Common Stock issuable pursuant to such rights or warrants; and

Y	=	the number of shares of Common Stock equal to (x) the aggregate price payable to exercise such rights or warrants divided by (y) the Current Market Price of the Common Stock.

Any adjustment made pursuant to this Subdivision 10(d) shall become effective immediately after the Record Date for such distribution. If such rights or warrants described in this Subdivision 10(d) are not so distributed, the Conversion Rate shall be readjusted, effective as of the date the Board of Directors publicly announces its decision not to distribute such rights or warrants, to the Conversion Rate that would then be in effect if such distribution had not been declared. To the extent that such rights or warrants are not exercised prior to their expiration or shares of Common Stock are otherwise not delivered pursuant to such rights or warrants upon the exercise of such rights or warrants, the Conversion Rate shall be readjusted to the Conversion Rate which would then be in effect had the adjustments made upon the distribution of such rights or warrants been made on the basis of the delivery of only the number of shares of Common Stock actually delivered. In determining the aggregate price payable to exercise such rights or warrants, there shall be taken into account any consideration received by the Corporation upon exercise of such rights and warrants and the value of such consideration (if other than cash, to be determined in good faith by the Board of Directors). For the avoidance of doubt, for purposes of this Subdivision 10(d), the number of shares of Common Stock Outstanding at the Close of Business on the Record Date for such distribution shall not include shares of Common Stock held in treasury, if any.

(e)        If the Corporation shall, at any time or from time to time while any of the Series A Preferred Stock is outstanding, by dividend or otherwise, distribute to all or substantially all holders of the Common Stock shares of any class of capital stock of the Corporation, evidences of its indebtedness, assets, property or rights or warrants to acquire the Corporation’s capital stock or other securities, but excluding:

(i)          any dividends or distributions referred to in Subdivision 10(b);

(ii)         any rights or warrants referred to in Subdivision 10(d);

(iii)        any dividends or distributions referred to in Subdivision 10(f);

(iv)        any dividends and distributions in connection with a transaction to which Subdivision 11 shall apply; and

(v)        any Spin-Offs to which the provision set forth below in this Subdivision 10(e) shall apply, (any such shares of capital stock, indebtedness, assets, property or rights or warrants to acquire Common Stock or other securities, hereinafter in this Subdivision 10(e) called the “Distributed Property”), then, in each such case, the Conversion Rate shall be adjusted based on the following formula:

where,

CR0	=	the Conversion Rate in effect at the Close of Business on the Record Date for such distribution;

CR1	=	the Conversion Rate in effect immediately after the Record Date for such distribution;

SP0	=	the Current Market Price of the Common Stock; and

FMV	=	the Fair Market Value on the Record Date for such distribution of the Distributed Property, expressed as amount per share of Common Stock.

If the transaction that gives rise to an adjustment pursuant to this Subdivision 10(e) is one pursuant to which the payment of a dividend or other distribution on the Common Stock consists of shares of capital stock of, or similar equity interests in, a Subsidiary or other business unit of the Corporation (a “Spin-Off”) that are, or when issued will be, traded or listed on the New York Stock Exchange, The NASDAQ Global Select Market, The NASDAQ Global Market or any other U.S. national securities exchange or association, the Conversion Rate shall be adjusted based on the following formula:

where,

CR0	=	the Conversion Rate in effect at the Close of Business on the Record Date for such distribution;

CR1	=	the Conversion Rate in effect immediately after the Record Date for such distribution;

FMV	=	the average of the Closing Prices of the capital stock or similar equity interest distributed to holders of Common Stock applicable to one share of Common Stock over the 10 consecutive Trading Day period beginning on, and including, the effective date of the Spin-Off (the “Spin-Off Valuation Period”); and

MP0	=	the average of the Closing Prices of the Common Stock over the Spin-Off Valuation Period.

Any adjustment made pursuant to this Subdivision 10(e) shall become effective immediately after the Record Date for such distribution. If any dividend or distribution of the type described in this Subdivision 10(e) is declared but not so paid or made, the Conversion Rate shall be readjusted, effective as of the date the Board of Directors publicly announces its decision not to pay such dividend or distribution, to the Conversion Rate that would then be in effect if such dividend or distribution had not been declared. If an adjustment to the Conversion Rate is required under this Subdivision 10(e), delivery of any additional shares of Common Stock that may be deliverable upon conversion as a result of an adjustment required under this Subdivision 10(e) shall be delayed to the extent necessary in order to complete the calculations provided for in this Subdivision 10(e).

(f)         If the Corporation shall, at any time or from time to time while any of the Series A Preferred Stock is outstanding, by dividend or otherwise make a distribution to all or substantially all holders of its outstanding shares of Common Stock consisting exclusively of cash, but excluding:

(i)         any dividend or distribution in connection with the liquidation, dissolution or winding up of the Corporation (whether voluntary or involuntary), or upon a transaction to which Subdivision 11 applies, or

(ii)        regular cash dividends to the extent that such dividends do not exceed $0.25 per share in any Fiscal Quarter (the “Dividend Threshold Amount”), then the Conversion Rate shall be adjusted based on the following formula:

where,

CR0	=	the Conversion Rate in effect at the Close of Business on the Record Date for such dividend or distribution;

CR1	=	the Conversion Rate in effect immediately after the Record Date for such dividend or distribution;

SP0	=	the Current Market Price of the Common Stock; and

DIV	=	the amount in cash per share of Common Stock of the dividend or distribution, as determined pursuant to the following sentences. If any adjustment is required to be made as set forth in this Subdivision 10(f) as a result of a distribution (1) that is a regularly scheduled quarterly dividend, such adjustment would be based on the amount by which such dividend exceeds the Dividend Threshold Amount or (2) that is not a regularly scheduled quarterly dividend, such adjustment would be based on the full amount of such distribution. The Dividend Threshold Amount is subject to adjustment on an inversely proportional basis whenever the Conversion Rate is adjusted; provided that no adjustment shall be made to the Dividend Threshold Amount for any adjustment made to the Conversion Rate as described under this Subdivision 10(f).

Any adjustment made pursuant to this Subdivision 10(f) shall become effective immediately after the Record Date for such dividend or distribution. If any dividend or distribution of the type described in this Subdivision 10(f) is not so paid or made, the Conversion Rate shall be readjusted, effective as of the date the Board of Directors publicly announces its decision not to pay such dividend or distribution, to the Conversion Rate that would then be in effect if such dividend or distribution had not been declared.

(g)         If the Corporation shall, at any time or from time to time while any of the Series A Preferred Stock is outstanding, make a payment in respect of a tender offer or exchange offer for all or any portion of the Common Stock subject to the tender offer rules, to the extent that the cash and value of any other consideration included in the payment per share of Common Stock exceeds the Closing Price of the Common Stock on the trading day immediately succeeding the last date on which tenders or exchanges may be made pursuant to such tender offer or exchange offer (the “Expiration Date”), then the Conversion Rate shall be adjusted based on the following formula:

where,

CR0	=	the Conversion Rate in effect at the Close of Business on the Expiration Date;

CR1	=	the Conversion Rate in effect immediately after the Expiration Date;

FMV	=	the Fair Market Value, on the Expiration Date, of the aggregate value of all cash and any other consideration paid or payable for shares of Common Stock validly tendered or exchanged and not withdrawn as of the Expiration Date;

OS1	=	the number of shares of Common Stock outstanding immediately after the last time tenders or exchanges may be made pursuant to such tender offer or exchange offer (the “Expiration Time”);

OS0	=	the number of shares of Common Stock outstanding immediately prior to the Expiration Time; and

SP1	=	the average of the Closing Price of Common Stock during the ten consecutive Trading Day period commencing on the Trading Day immediately after the Expiration Date.

Any adjustment made pursuant to this Subdivision 10(g) shall become effective immediately prior to 9:00 a.m., New York City time, on the Trading Day immediately following the Expiration Date. If the Corporation, or one of its subsidiaries, is obligated to purchase shares of Common Stock pursuant to any such tender offer or exchange offer, but the Corporation or such subsidiary is permanently prevented by applicable law from effecting any such purchases, or all such purchases are rescinded, then the Conversion Rate shall be readjusted to be the Conversion Rate that would then be in effect if such tender offer or exchange offer had not been made. Except as set forth in the preceding sentence, if the application of this Subdivision 10(g) to any tender offer or exchange offer would result in a decrease in the Conversion Rate, no adjustment shall be made for such tender offer or exchange offer under this Subdivision 10(g). If an adjustment to the Conversion Rate is required under this Subdivision 10(g), delivery of any additional shares of Common Stock upon conversion of the Series A Preferred Stock shall be delayed to the extent necessary in order to complete the calculations provided for in this Subdivision 10(g).

(h)        In cases where the Fair Market Value of shares of capital stock, evidences of indebtedness, assets (including cash), or securities or certain rights, warrants or options to purchase securities of the Corporation, or the amount of the cash dividend or distribution applicable to one share of Common Stock, distributed to all or substantially all holders of the Common Stock:

(i)        equals or exceeds the Current Market Price of the Common Stock; or

(ii)        the Current Market Price of the Common Stock exceeds the Fair Market Value of such assets, debt securities or rights, warrants or options or the amount of cash so distributed by less than $1.00, rather than being entitled to an adjustment in the Conversion Rate, the Holder(s) will be entitled to receive upon conversion, in addition to shares of Common Stock, the kind and amount of shares of capital stock, evidences of indebtedness, assets, or securities or rights, warrants or options comprising the distribution, if any, that such Holder(s) would have received if such Holder(s) had held a number of shares of Common Stock equal to the number of shares of Series A Preferred Stock held multiplied by the Conversion Rate in effect immediately prior to the record date for determining the holders of Common Stock entitled to receive the distribution.

(i)        All calculations under this Subdivision 10 shall be made to the nearest 1/100,000 of a share of Common Stock per share of Series A Preferred Stock. No adjustment in the Conversion Rate is required if the amount of such adjustment would be less than 1%; provided, however, that any such adjustment not required to be made pursuant to this Subdivision 10(i) will be carried forward and taken into account in any subsequent adjustment.

(j)        No adjustment to the Conversion Rate shall be made if the Holder(s) may participate in the transaction that would otherwise give rise to an adjustment, as a result of holding the Series A Preferred Stock, without having to convert the Series A Preferred Stock, as if they held the full number of shares of Common Stock into which a share of the Series A Preferred Stock may then be converted.

(k)        The Corporation may, but is not required to, make such increases in the Conversion Rate, in addition to those required by Subdivision 10(b) through (g), as the Board of Directors deems advisable to avoid or diminish any income tax to holders of Common Stock resulting from any dividend or distribution of Common Stock (or rights to acquire Common Stock) or from any event treated as such for income tax purposes.

(l)        In addition to the foregoing, to the extent permitted by applicable law and subject to the applicable rules of the New York Stock Exchange, the Corporation from time to time may increase the Conversion Rate by any amount for any period of time if the period is at least 20 Business Days, the increase is irrevocable during the period and the Board of Directors shall have made a determination that such increase would be in the best interests of the Corporation, which determination shall be conclusive. Whenever the Conversion Rate is increased pursuant to the preceding sentence, the Corporation shall mail to Holder(s) a notice of the increase, which notice will be given at least 15 calendar days prior to the effectiveness of any such increase, and such notice shall state the increased Conversion Rate and the period during which it will be in effect.

(m)        If during a period applicable for calculating the Closing Price of Common Stock or any other security, an event occurs that requires an adjustment to the Conversion Rate, the Closing Price of such security shall be calculated for such period in a manner reasonably determined by the Corporation to appropriately reflect the impact of such event on the price of such security during such period. Whenever any provision of this Article NINTH requires a calculation of an average of Closing Prices of Common Stock or any other security over multiple days, appropriate adjustments shall be made to account for any adjustment to the Conversion Rate that becomes effective, or any event requiring an adjustment to the Conversion Rate where the Record Date of the event occurs, at any time during the period during which the average is to be calculated.

(n)        Whenever the Conversion Rate is to be adjusted in accordance with this Subdivision 10, the Corporation shall compute the Conversion Rate in accordance with this Subdivision 10, taking into account Subdivision 10(i), and provide, or cause to be provided, a written notice to the Holder(s) of the occurrence of such event and setting forth the adjusted Conversion Rate.

(o)        Rights Plans. If the Corporation has a rights plan in effect with respect to the Common Stock on the Mandatory Conversion Date or any Conversion Date, upon conversion of any shares of the Series A Preferred Stock, the Holder of such shares will receive, in addition to the shares of Common Stock, the rights under the rights plan relating to such Common Stock, unless, prior to the Mandatory Conversion Date or such Conversion Date, the rights have (x) become exercisable or (y) separated from the shares of Common Stock in accordance with the provisions of such rights plan (the first of events to occur being the “Trigger Event”), in either of which cases the Conversion Rate will be adjusted, effective automatically at the time of such Trigger Event, as if the Corporation had made a distribution of such rights to all holders of the Common Stock as described in Subdivision 10(d) (without giving effect to the 60-day limit on the exercisability of rights and warrants ordinarily subject to such Subdivision 10(d), subject to appropriate readjustment in the event of the expiration, termination or redemption of such rights prior to the exercise, deemed exercise or exchange thereof. Notwithstanding the foregoing, to the extent any such stockholder rights are exchanged by the Corporation for shares of Common Stock, the Conversion Rate shall be appropriately readjusted as if such stockholder rights had not been issued, but the Corporation had instead issued the shares of Common Stock issued upon such exchange as a dividend or distribution of shares of Common Stock subject to Subdivision 10(b).

11.        Reorganization Events.

(a)        In the event that there occurs:

(i)        any consolidation, merger or other business combination of the Corporation with or into another Person;

(ii)        any sale, transfer, lease or conveyance to another Person of all or substantially all of the property and assets of the Corporation;

(iii)        any reclassification, recapitalization or reorganization of the Corporation; or

(iv) any statutory exchange of the outstanding shares of Common Stock for securities of another Person (other than in connection with a consolidation, merger or other business combination);

and in each case, the holders of the Common Stock receive stock, other securities or other property or assets (including cash or any combination thereof) with respect to or in exchange for the Common Stock (any such event or transaction, a “Reorganization Event”) each share of Series A Preferred Stock outstanding immediately prior to such Reorganization Event shall, without notice to or consent of the Holder(s) and subject to Subdivision 11(e), become convertible (but, for the avoidance of doubt, shall not be automatically converted in connection with such Reorganization Event) into the kind of securities, cash and other property received in such Reorganization Event by the holders of the Common Stock (other than the counterparty to the Reorganization Event or an Affiliate of such counterparty) (such securities, cash and other property, the “Exchange Property”).

(b)         In the event that holders of the shares of Common Stock have the opportunity to elect the form of consideration to be received in such transaction, the consideration that the Holder(s) are entitled to receive upon conversion shall be deemed to be the types and amounts of consideration received by a majority of the holders of the shares of Common Stock that did make an affirmative election.

(c)        The above provisions of this Subdivision 11 shall similarly apply to successive Reorganization Events and the provisions of Subdivision 10 shall apply to any shares of capital stock received by the holders of Common Stock in any such Reorganization Event.

(d)        The Corporation (or any successor) shall, within 20 days of the consummation of any Reorganization Event, provide written notice to the Holder(s) of such consummation of such event and of the kind and amount of the cash, securities or other property that constitutes the Exchange Property. Failure to deliver such notice shall not affect the operation of this Subdivision 11.

(e)        The Corporation shall not enter into any agreement for a transaction constituting a Reorganization Event unless:

(i)        such agreement provides for, or does not interfere with or prevent (as applicable), conversion of the Series A Preferred Stock into the Exchange Property in a manner that is consistent with and gives effect to this Subdivision 11; and

(ii)        to the extent that the Corporation is not the surviving corporation in such Reorganization Event or will be dissolved in connection with such Reorganization Event, proper provision shall be made in the agreements governing such Reorganization Event for the conversion of the Series A Preferred Stock into stock of the Person surviving such Reorganization Event or, in the case of a Reorganization Event described in Subdivision 11(a)(ii), an exchange of Series A Preferred Stock for the stock of the Person to whom the Corporation’s assets are conveyed or transferred, and such stock of the Person surviving such Reorganization Event or to whom the Corporation’s assets are conveyed or transferred shall have voting powers, preferences and relative, participating, optional or other special rights as nearly equal as possible to those provided in this Certificate of Incorporation.

12.        Holder’s Right to Convert Upon a Make-Whole Acquisition.

(a)        In addition to any other rights of conversion set forth herein, in the event a Make-Whole Acquisition occurs, each Holder shall have the right, at such Holder’s option, to convert all or any portion of such Holder’s shares of Series A Preferred Stock into shares of Common Stock during the period (the “Make-Whole Acquisition Conversion Period”) beginning on the effective date of the Make-Whole Acquisition (the “Make-Whole Acquisition Effective Date”) and ending on the date that is 30 calendar days after the Make-Whole Acquisition Effective Date at the Applicable Conversion Rate, plus a number of additional shares of Common Stock (the “Additional Shares”) determined pursuant to Subdivision 12(b), plus cash in lieu of fractional shares, plus an amount equal to any accrued and unpaid dividends on the shares of Series A Preferred Stock so converted through the date of such conversion, subject to compliance with the conversion procedures set forth in Subdivision 9.

(b)        The number of Additional Shares per share of Series A Preferred Stock shall be determined by reference to the table below for the applicable Make-Whole Acquisition Effective Date and the applicable Make-Whole Acquisition Stock Price:

	Make-Whole Acquisition Stock Price
Make-Whole Acquisition Effective Date	$24.00	$26.72	$32.00	$36.00	$39.00
February 1, 2015 and thereafter	4.2138	3.1513	1.6385	0.8245	0.0000

The exact Make-Whole Acquisition Stock Price and Make-Whole Acquisition Effective Date may not be set forth in the table, in which case:

(i)        if the Make-Whole Acquisition Stock Price is between two Make-Whole Acquisition Stock Price amounts in the table or the Make-Whole Acquisition Effective Date is between two Make-Whole Acquisition Effective Dates in the table, the number of Additional Shares will be determined by straight-line interpolation between the number of Additional Shares set forth for the higher and lower Make-Whole Acquisition Stock Price amounts and the two Make-Whole Acquisition Effective Dates, as applicable, based on a 365-day year;

(ii)        if the Make-Whole Acquisition Stock Price is in excess of $39.00 per share (subject to adjustment pursuant to Subdivision 10), no Additional Shares will be issued upon conversion of the Series A Preferred Stock; and

(iii)        if the Make-Whole Acquisition Stock Price is less than $24.00 per share (subject to adjustment pursuant to Subdivision 10), no Additional Shares will be issued upon conversion of the Series A Preferred Stock.

The Make-Whole Acquisition Stock Prices set forth in the table above shall be adjusted pursuant to Subdivision 10 as of any date the Conversion Rate is adjusted. The adjusted Make-Whole Acquisition Stock Prices will equal the Make-Whole Acquisition Stock Prices applicable immediately prior to such adjustment multiplied by a fraction, the numerator of which is the Conversion Rate immediately prior to the adjustment and the denominator of which is the Conversion Rate as so adjusted. Each of the number of Additional Shares in the table shall also be subject to adjustment in the same manner as the Conversion Rate pursuant to Subdivision 10.

(c)        On or before the 20th calendar day prior to the date the Corporation anticipates the Make-Whole Acquisition being consummated or within two Business Days of becoming aware of a Make-Whole Acquisition of the type set forth in clause (i) of the definition of Make-Whole Acquisition, a written notice shall be sent by or on behalf of the Corporation, by first-class mail, postage prepaid, to the Holder(s) as they appear in the records of the Corporation. Such notice shall contain:

(i)        the date as of which the Make-Whole Acquisition is anticipated to be effective or the Make-Whole Acquisition Effective Date, as applicable; and

(ii)        the date by which a Make-Whole Acquisition conversion pursuant to this Subdivision 12 must be exercised.

(d) On the Make-Whole Acquisition Effective Date or as soon as practicable thereafter, another written notice shall be sent by or on behalf of the Corporation, by first-class mail, postage prepaid, to the Holder(s) as they appear in the records of the Corporation. Such notice shall contain:

(i)        the date that shall be 30 calendar days after the Make-Whole Acquisition Effective Date;

(ii)        the number of Additional Shares;

(iii)        the amount of cash, securities and other consideration receivable by a Holder upon conversion; and

(iv)        the instructions a Holder must follow to exercise its Make-Whole Acquisition conversion right pursuant to this Subdivision 12.

(e)        To exercise its Make-Whole Acquisition conversion right pursuant to this Subdivision 12, a Holder must, no later than 5:00 p.m., New York City time, on or before the date specified in the notice sent pursuant to Subdivision 12(d) comply with the procedures set forth in Subdivision 9, and indicate that it is exercising its Make-Whole Acquisition conversion right pursuant to this Subdivision 12.

(f)        If a Holder does not elect to exercise its Make-Whole Acquisition conversion right pursuant to this Subdivision 12, the shares of Series A Preferred Stock or successor security held by it shall remain outstanding (unless otherwise converted as provided herein), but the Holder will not be eligible to receive Additional Shares.

(g)        Upon a Make-Whole Acquisition conversion, the Conversion Agent shall, except as otherwise provided in the instructions provided by the Holder thereof in the written notice provided to the Corporation or its successor as set forth in Subdivision 12(e), deliver to the Holder such cash, securities or other property as are issuable with respect to the shares of Series A Preferred Stock converted.

(h)        In the event that a Make-Whole Acquisition conversion is effected with respect to shares of Series A Preferred Stock or a successor security representing less than all the shares of Series A Preferred Stock or a successor security held by a Holder, upon such Make-Whole Acquisition conversion, the Corporation or its successor shall execute and the Registrar shall, unless otherwise instructed in writing, countersign and deliver to the Holder thereof, at the expense of the Corporation or its successors, a certificate evidencing the shares of Series A Preferred Stock or such successor security held by the Holder as to which a Make-Whole Acquisition conversion was not effected.

13.        Holder’s Redemption Right Upon a Fundamental Change.

(a)        Upon the occurrence of a Fundamental Change, each Holder shall have the option, during the period commencing on the date the applicable Fundamental Change Notice (as defined below) is mailed to Holders of the Series A Preferred Stock and ending at the Close of Business on the 45th Business Day thereafter (the “Fundamental Change Redemption Date”), to require the Corporation to redeem all, or any portion, of such Holder’s shares of Series A Preferred Stock at the redemption price per share equal to the Liquidation Preference per share of Series A Preferred Stock plus an amount equal to any accrued and unpaid dividends on the shares of Series A Preferred Stock so redeemed to, but not including, the Fundamental Change Redemption Date (the “Fundamental Change Redemption Price”).

(b)        Within 30 days following a Fundamental Change, the Corporation shall mail to each Holder of shares of the Series A Preferred Stock a notice (the “Fundamental Change Notice”) setting forth the details of the Fundamental Change and the special redemption rights occasioned thereby. In addition to any information required by law or by the applicable rules of any exchange upon which the Series A Preferred Stock may be listed or admitted to trading, such notice shall state: (a) the Fundamental Change Redemption Date; (b) the Fundamental Change Redemption Price; (c) the place or places where certificates for shares may be surrendered for payment of the Fundamental Change Redemption Price, including any procedures applicable to redemption to be accomplished through book-entry transfers; (d) the procedures that the Holder of Series A Preferred Stock must follow to exercise such Holder’s rights under this Subdivision 13; and (e) that dividends on the shares tendered for redemption will cease to accumulate on the Fundamental Change Redemption Date.

(c)        To exercise such Holder’s special redemption right under this Subdivision 13, a Holder must (a) surrender the certificate or certificates evidencing the shares of Series A Preferred Stock to be redeemed, duly endorsed in a form satisfactory to the Corporation, at the office of the Corporation and (b) notify the Corporation at such office that such Holder elects to exercise such Holder’s fundamental change redemption rights and the number of shares such Holder wishes to have redeemed. In the event that a Holder fails to notify the Corporation of the number of shares of Series A Preferred Stock which such Holder wishes to have redeemed, such Holder shall be deemed to have elected to have redeemed all shares represented by the certificate or certificates surrendered for redemption.

(d)        Exercise by a Holder of such Holder’s special redemption right following a Fundamental Change is irrevocable, except that a Holder may withdraw its election to exercise such Holder’s special redemption right at any time on or before the Fundamental Change Redemption Date by delivering a written or facsimile transmission notice to the Corporation at the address or facsimile number specified in the Fundamental Change Notice. Such notice, to be effective, must be received by the Corporation prior to the close of business on the Fundamental Change Redemption Date. All shares of Series A Preferred Stock tendered for redemption pursuant to the Holder’s fundamental change redemption rights as described herein and not withdrawn shall be redeemed at or prior to the Close of Business on the Fundamental Change Redemption Date. From and after the Fundamental Change Redemption Date, unless the Corporation defaults in payment of the Fundamental Change Redemption Price, dividends on the shares of Series A Preferred Stock tendered for redemption shall cease to accumulate, and said shares shall no longer be deemed to be outstanding and shall not have the status of shares of Series A Preferred Stock, and all rights of Holders thereof as shareholders of the Corporation (except the right to receive from the Corporation the Fundamental Change Redemption Price) shall cease. As soon as practical after the Fundamental Change Redemption Date, the Corporation shall deliver a new certificate representing the unredeemed portion, if any, of the shares of Series A Preferred Stock represented by the certificate or certificates surrendered for redemption.

14.        Voting Rights.

(a)        Holders of Series A Preferred Stock shall be entitled to vote with the holders of Common Stock, voting together as a single class, with respect to any and all matters presented to the holders of Common Stock for their action, consideration or consent, whether at any special or annual meeting of shareholders, by written action of shareholders in lieu of a meeting (to the extent permitted by the Certificate of Incorporation and the Business Corporation Law of the State of New York), or otherwise. With respect to any such vote, each holder of Series A Preferred Stock on the record date for determining the shareholders of the Corporation eligible to participate in such vote shall be entitled to cast a number of votes equal to the product of (i) the aggregate number of shares of Common Stock into which the shares of Series A Preferred Stock held by such holder convert in accordance with the Applicable Conversion Rate, divided by (ii) ten, provided that such product shall be rounded down to the nearest whole number.

(b)        Unless the consent of the Holder(s) of a greater number of shares shall then be required by law and except as provided in Subdivisions 14(c), 14(d) and 14(e), the consent of the Holder(s) of at least two-thirds of the shares of Series A Preferred Stock at the time outstanding, given in person or by proxy, either in writing or at any special or annual meeting called for the purpose, at which the Series A Preferred Stock shall vote separately as a class, shall be necessary to permit, effect or validate any one or more of the following:

(i)        The authorization of, or any increase in the authorized amount of, any class of stock ranking prior to the Series A Preferred Stock;

(ii)        The amendment, alteration or repeal of any of the provisions of the Certificate of Incorporation, or of the By-Laws of the Corporation (whether, directly or indirectly, by merger, consolidation or otherwise) which would affect adversely any right, preference, privilege or voting power of the Series A Preferred Stock or of the Holder(s) thereof; and

(iii)        The voluntary liquidation, dissolution or winding up of the Corporation, or the sale, lease or conveyance (other than by mortgage) of all or substantially all of the property or business of the Corporation, or the consolidation, merger or other business combination of the Corporation with or into any other Person, except any such sale, lease or conveyance (other than by mortgage) of all or substantially all of the property or business of the Corporation or consolidation or merger or other business combination wherein none of the rights, preferences, privileges or voting powers of the Series A Preferred Stock or the Holder(s) thereof are adversely affected.

(c)        Except as provided for in Subdivision 14(a), the Holder(s) shall have no voting rights with respect to any consolidation, merger or other business combination of the Corporation with or into any other Person if:

(i)        to the extent the Corporation is not the surviving Person in such transaction, the Holder(s) will receive the stock of the Person surviving such transaction and such stock shall have voting powers, preferences and relative, participating, optional or other special rights as nearly equal as possible to those provided in this Certificate of Incorporation; and

(ii)        upon conversion of the Series A Preferred Stock or the stock of the Person surviving such transaction issued in accordance with Subdivision 11(e), the Holder(s) will receive Exchange Property in accordance with Subdivision 11.

(d) Except as provided for in Subdivision 14(a) the Holder(s) shall have no voting rights with respect to any sale, lease or conveyance (other than by mortgage) of all or substantially all of the property or business of the Corporation if:

(i)        to the extent the Corporation is not the surviving Person in such transaction, the Holder(s) will receive the stock of the Person to whom all or substantially all of the property or business of the Corporation is sold, leased or conveyed and such stock shall have voting powers, preferences and relative, participating, optional or other special rights as nearly equal as possible to those provided in this Certificate of Incorporation; and

(ii)        upon conversion of the Series A Preferred Stock or the stock of the Person to whom all or substantially all of the property or business of the Corporation is sold, leased or conveyed issued in accordance with Subdivision 11(e), the Holder(s) will receive Exchange Property in accordance with Subdivision 11.

(e)        The Holder(s) shall not have any voting rights if, at or prior to the effective time of the act with respect to which such vote would otherwise be required, all outstanding shares of Series A Preferred Stock shall have been converted into shares of Common Stock.

(f)        The last paragraph of Subdivision 6 of Article FOURTH of the Certificate of Incorporation shall not be applicable to the Series A Preferred Stock.

(g)        The Holder(s) will have the right to appoint two members of the Board of Directors in accordance with Subdivision 7 of Article FOURTH of the Certificate of Incorporation.

15.        Transfer; Optional Redemption by the Corporation Upon Transfer.

(a)        The Transfer of the Series A Preferred Stock by the Holder(s) thereof shall not be restricted other than pursuant to the requirements of applicable law; provided, however, that, with respect to any such Transfer of shares of Series A Preferred Stock, the shares so Transferred must have an aggregate Liquidation Preference of at least $1 million and, if applicable, any shares owned by the Holder effecting such Transfer following such Transfer must have an aggregate Liquidation Preference of at least $1 million.

(b)        Upon a Transfer of the Series A Preferred Stock pursuant to Subdivision 15(a) to a Person other than a Permitted Transferee, the Corporation shall have the right, at its option, to redeem, in part or in whole, such Transferred shares of Series A Preferred Stock (the “Optional Redemption Transferred Shares”) at any time on or following the fifth anniversary of the date of such Transfer at a redemption price per share of Series A Preferred Stock equal to the then Fair Market Value of such Optional Redemption Transferred Shares and an amount equal to any accrued and unpaid dividends on such Optional Redemption Transferred Shares to, but not including, the Optional Redemption Date.

(i)        If the Corporation exercises its optional redemption right to redeem the Optional Redemption Transferred Shares pursuant to Subdivision 15(b), a written notice (the “Optional

Redemption Notice”) shall be sent by or on behalf of the Corporation, by first-class mail, postage prepaid, to the Holder(s) of such Optional Redemption Transferred Shares, which shall contain the number of Optional Redemption Transferred Shares, the name of the nationally recognized independent investment banking firm selected by the Corporation to determine the Fair Market Value of the Optional Redemption Transferred Shares to be redeemed, the Fair Market Value of the Optional Redemption Transferred Shares (on a per share and aggregate basis) and such other information required by applicable law.

(ii)        The date of the redemption of the Optional Redemption Transferred Shares shall be a date selected by the Corporation that is not less than 30 calendar days and not more than 60 calendar days after the date on which the Corporation provides Optional Redemption Notice (the “Optional Redemption Date”).

(iii)        If, on or before the Optional Redemption Date specified in the Optional Redemption Notice, the Corporation has set aside all funds necessary for such redemption, separate and apart from its other funds, in trust for the pro rata benefit of the Holder(s) of the Optional Redemption Transferred Shares so called for redemption, so as to be and continue to be available therefor, then, notwithstanding that any certificate for the Optional Redemption Transferred Shares so called for redemption shall not have been surrendered for cancellation, all the Optional Redemption Transferred Shares so called for redemption shall no longer be deemed outstanding on and after such Optional Redemption Date, and the right to receive dividends thereon and all other rights with respect to such shares shall forthwith on such Optional Redemption Date cease and terminate, except only the right of the Holder(s) thereof to receive the amount payable on redemption thereof without interest.

(c)        A Holder effecting a Transfer pursuant to this Subdivision 15 must notify the Registrar of the Transfer on the date of the Transfer. Any purported Transfer of shares of Series A Preferred Stock not in accordance with this Subdivision 15 shall be void and have no effect; provided, however, that the failure to notify the Registrar of any Transfer shall not cause such Transfer to be void and of no effect.

16.        Reservation of Common Stock.

(a)        The Corporation has reserved and shall continue at all times to reserve and keep available out of its authorized and unissued Common Stock or shares acquired by the Corporation, solely for issuance upon the conversion of shares of Series A Preferred Stock as provided in this Article NINTH, free from any preemptive or other similar rights, such number of shares of Common Stock as shall from time to time be issuable upon the conversion of all the shares of Series A Preferred Stock then outstanding. The Corporation shall take all such corporate and other actions as from time to time may be necessary to ensure that all shares of Common Stock issuable upon conversion of shares of Series A Preferred Stock at the Conversion Rate in effect from time to time will, upon issue, be duly and validly authorized and issued, fully paid and non-assessable and free of any preemptive or similar rights. For purposes of this Subdivision 16, the number of shares of Common Stock that shall be deliverable upon the conversion of all outstanding shares of Series A Preferred Stock shall be computed as if at the time of computation all such outstanding shares were held by a single Holder.

(b)        Notwithstanding the foregoing, the Corporation shall be entitled to deliver upon conversion of shares of Series A Preferred Stock, as herein provided, shares of Common Stock acquired by the Corporation (in lieu of the issuance of authorized and unissued shares of Common Stock), so long as (x) any such acquired shares are free and clear of all liens, charges, security interests or encumbrances (other than liens, charges, security interests and other encumbrances created by the Holders) and (y) all such acquired shares have all the same attributes as any other share of Common Stock then outstanding, including without limitation any rights that may then be attached to all or substantially all of the Common Stock then outstanding pursuant to any stockholders’ rights plan or similar arrangement.

(c)        All shares of Common Stock delivered upon conversion of the Series A Preferred Stock shall be duly authorized, validly issued, fully paid and non-assessable, free and clear of all liens, claims, security interests and other encumbrances (other than liens, charges, security interests and other encumbrances created by the Holder(s)).

(d)        Prior to the delivery of any securities that the Corporation shall be obligated to deliver upon conversion of the Series A Preferred Stock, the Corporation shall use its reasonable best efforts to comply with all federal and state laws and regulations thereunder requiring the registration of such securities with, or any approval of or consent to the delivery thereof by, any governmental authority.

(e)        The Corporation hereby covenants and agrees that, if at any time the Common Stock shall be listed on the New York Stock Exchange or any other national securities exchange or automated quotation system, the Corporation will, if permitted by the rules of such exchange or automated quotation system, list and keep listed, so long as the Common Stock shall be so listed on such exchange or automated quotation system, all the Common Stock issuable upon conversion of the Series A Preferred Stock.

17.        Replacement Certificates. The Corporation shall replace any mutilated Series A Preferred Stock certificate at the Holder’s expense upon surrender of that certificate to the Corporation. The Corporation shall replace certificates that become destroyed, stolen or lost at the Holder’s expense upon delivery to the Corporation of satisfactory evidence that the certificate has been destroyed, stolen or lost, together with any indemnity that may reasonably be required by the Corporation.

18.         Miscellaneous.

(a)        All notices referred to herein shall be in writing, and, unless otherwise specified herein, all notices hereunder shall be deemed to have been given upon the earlier of receipt thereof or three Business Days after the mailing thereof if sent by registered or certified mail with postage prepaid, addressed: (x) if to the Corporation, to its office at 201 Merritt 7, Norwalk, CT 06851, Attention: General Counsel, or (y) if to any Holder, to such Holder at the address of such Holder as listed in the stock record books of the Corporation or (z) to such other address as the Corporation or any such Holder, as the case may be, shall have designated by notice similarly given.

(b)        No Holder of Series A Preferred Stock shall be entitled as such, as a matter of right, to subscribe for or purchase any part of any new or additional issue of stock of any class whatsoever, or of any obligations or other securities convertible into, or exchangeable for, any stock of any class whatsoever, whether now or hereafter authorized and whether issued for cash or other consideration or by way of dividend.

(c)        The shares of Series A Preferred Stock shall not have any voting powers, preferences or relative, participating, optional or other special rights, or qualifications, limitations or restrictions thereof, other than as set forth herein or in the Certificate of Incorporation or as provided by applicable law.

Signed on [            ], 2019

Name:
Title:

RESTATED CERTIFICATE OF INCORPORATION

OF

XEROX HOLDINGS CORPORATION

(Under Section 807 of the Business Corporation Law of the State of New York)

Filer:	Xerox Holdings Corporation 201 Merritt 7 Norwalk, CT 06851

Exhibit B

Holdings By-Laws

FORM OF AMENDED AND RESTATED BY-LAWS

of

XEROX HOLDINGS CORPORATION

[●], 2019

ARTICLE I

MEETINGS OF STOCKHOLDERS

Section 1.    Annual Meetings.

A meeting of shareholders entitled to vote shall be held for the election of Directors and the transaction of other business each year in such month and on such day (except a Saturday, Sunday, or holiday) as determined by the Board of Directors.

Section 2.    Special Meetings.

Special Meetings of the shareholders may be called at any time by the Chairman of the Board or the Board of Directors.

Section 3.    Place of Meetings.

Meetings of shareholders shall be held at the principal office of the Company or at such other place, within or without the State of New York, as may be fixed by the Board of Directors.

Section 4.     Notice of Meetings:

(a)    Notice of each meeting of shareholders shall be in writing and shall state the place, date and hour of the meeting. Notice of a Special Meeting shall state the purpose or purposes for which it is being called and shall also indicate that it is being issued by or at the direction of the person or persons calling the meeting. If, at any meeting, action is proposed to be taken which would, if taken, entitle shareholders, fulfilling the requirements of Section 623 of the Business Corporation Law to receive payment for their shares, the notice of such meeting shall include a statement of that purpose and to that effect.

(b)    A copy of the notice of any meeting shall be given, personally, electronically or by mail, not less than ten nor more than sixty days before the date of the meeting, to each shareholder entitled to vote at such meeting. If mailed, such notice is given when deposited in the United States mail, with postage thereon prepaid, directed to the shareholder at his or her address as it appears on the record of shareholders, or, if he or she shall have filed with the Secretary a written request that notices to him or her be mailed to some other address, then directed to him or her at such other address.

(c)    Notice of meeting need not be given to any shareholder who submits a signed waiver of notice, in person or by proxy, whether before or after the meeting. The attendance of any shareholder at a meeting, in person or by proxy, without protesting prior to the conclusion of the meeting the lack of notice of such meeting, shall constitute a waiver of notice by him or her.

Section 5.    Quorum and Adjourned Meetings:

(a)    At any Annual or Special Meeting the holders of a majority of the votes of shares entitled to vote thereat, present in person or by proxy, shall constitute a quorum for the transaction of any business, provided that when a specified item of business is required to be voted on by a class or series, voting as a class, the holders of a majority of the votes of shares of such class or series shall constitute a quorum for the transaction of such specified item of business. When a quorum is once present to organize a meeting, it is not broken by the subsequent withdrawal of any shareholders.

(b)    Despite the absence of a quorum, the shareholders present may adjourn the meeting to another time and place, and it shall not be necessary to give any notice of the adjourned meeting if the time and place to which the meeting is adjourned are announced at the meeting at which the adjournment is taken. At the adjourned meeting any business may be transacted that might have been transacted on the original date of the meeting. If after the adjournment, however, the Board of Directors fixes a new record date for the adjourned meeting, a notice of the adjourned meeting shall be given to each shareholder on the new record date entitled to notice under Section 4 of this Article I of the By-Laws.

Section 6.    Nominations and Business at Meetings.

At any annual meeting of shareholders, only persons who are nominated or business which is proposed in accordance with the procedures set forth in this Section 6 shall be eligible for election as Directors or considered for action by shareholders. Nominations of persons for election to the Board of Directors of the Company may be made or business proposed at a meeting of shareholders (i) by or at the direction of the Board of Directors or (ii) by any shareholder of the Company entitled to vote at the meeting who complies with the notice and other procedures set forth in this Section 6. Such nominations or business proposals, other than those made by or at the direction of the Board of Directors, shall be made pursuant to timely notice in writing to the Secretary of the Company and such business proposals must, under applicable law, be a proper matter for shareholder action. To be timely, a shareholder’s notice shall be delivered to or mailed and received at the principal executive offices of the Company not less than 120 days nor more than 150 days in advance of the date which is the anniversary of the date the Company’s proxy statement was released to security holders in connection with the previous year’s annual meeting; provided, that, if the Company did not hold such previous year’s annual meeting or if the anniversary date of the current year’s annual meeting has been changed by more than 30 days from the date of the previous year’s annual meeting, then such shareholder’s notice shall be so delivered or mailed and received within a reasonable time before the Company begins to print and mail its proxy statement; provided, further, however, that for purposes of calculating the timeliness of shareholder notices for the Company’s annual meeting to be held during calendar year 2020, the date the Company’s proxy statement was released to security holders in connection with the previous year’s annual meeting shall be deemed to be [●], 2019.

Such shareholder’s notice shall set forth (a) as to each person whom such shareholder proposes to nominate for election or reelection as a Director, all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a Director if elected); (b) as to any other business that the shareholder proposes to bring before the meeting, a brief description of the business desired to be brought before the annual meeting, the reasons for conducting such business at the annual meeting and any material interest in such business of such person on whose behalf such proposal is made; and (c) as to the shareholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made, (i) the name and address of such shareholder, as they appear on the Company’s books and (ii) the class and number of shares of the Company which are beneficially owned by such shareholder. No person shall be eligible for election as a Director of the Company and no business shall be conducted at the annual meeting of shareholders unless nominated or proposed in accordance with the procedures set forth in this Section 6. The Chairman of the meeting may, if the facts warrant, determine and declare to the meeting that a nomination or proposal was not made in accordance with the provisions of this Section 6 and, if he or she should so determine, he or she shall so declare to the meeting and the defective nomination or proposal shall be disregarded.

Section 7.    Organization.

At every meeting of the shareholders, the Chairman of the Board, or in his or her absence, the Chief Executive Officer, or in his or her absence, the President, or in his or her absence, a person selected by a majority of the Directors present at the meeting, shall act as chairman of the meeting. The Secretary or, in his or her absence, an Assistant Secretary shall act as secretary of the meeting, and in the absence of both the Secretary and an Assistant Secretary, a person selected by a majority of the Directors present at the meeting shall act as secretary of the meeting.

Section 8.     Voting:

(a)    Whenever any corporate action is to be taken by vote of the shareholders, it shall, except as otherwise required by law or by the Certificate of Incorporation be authorized by a majority of the votes cast in favor of or against such action at a meeting of shareholders by the holders of shares entitled to vote thereon. An abstention shall not constitute a vote cast.

(b)    In an uncontested election, any incumbent nominees for director who receives a greater number of votes cast against his or her election than in favor of his or her election shall tender his or her resignation promptly after such election. The independent Directors shall then decide, based on the relevant facts and circumstances, whether to accept or reject the resignation. The Board’s explanation of its decision shall be promptly disclosed on Form 8-K filed with the Securities and Exchange Commission.

Section 9.    Qualification of Voters:

(a)    Except as otherwise provided in the Certificate of Incorporation, every shareholder of record of Common Stock and Series A Convertible Perpetual Voting Preferred Stock of the Company shall be entitled at every meeting of such shareholders to one vote for every share of Common Stock and Series A Convertible Perpetual Voting Preferred Stock, respectively, standing in his or her name on the record of shareholders.

(b)    Shares of stock belonging to the Company and shares held by another domestic or foreign corporation of any type or kind, if a majority of the shares entitled to vote in the election of directors of such other corporation is held by the Company, shall not be shares entitled to vote or to be counted in determining the total number of outstanding shares.

(c)    Shares held by an administrator, executor, guardian, conservator, committee, or other fiduciary, except a trustee, may be voted by him or her, either in person or by proxy, without transfer of such shares into his or her name. Shares held by a trustee may be voted by him or her, either in person or by proxy, only after the shares have been transferred into his or her name as trustee or into the name of his or her nominee.

(d)    Shares standing in the name of another domestic or foreign corporation of any type or kind may be voted by such officer, agent or proxy as the By-Laws of such corporation may provide, or in the absence of such provision, as the Board of Directors of such corporation may provide.

Section 10.    Proxies:

(a)    Every shareholder entitled to vote at a meeting of shareholders or to express consent or dissent without a meeting may authorize another person or persons to act for him or her by proxy.

(b)    No proxy shall be valid after the expiration of eleven months from the date thereof unless otherwise provided in the proxy. Every proxy shall be revocable at the pleasure of the shareholder executing it, except as otherwise provided by law.

(c)    The authority of the holder of a proxy to act shall not be revoked by the incompetence or death of the shareholder who executed the proxy unless, before the authority is exercised, written notice of an adjudication of such incompetence or of such death is received by the Secretary or an Assistant Secretary.

(d)    Without limiting the manner in which a shareholder may authorize another person or persons to act for him or her as proxy pursuant to paragraph (a) of this Section, the following shall constitute a valid means by which a shareholder may grant such authority:

(1)    A shareholder may execute a writing authorizing another person or persons to act for him or her as proxy. Execution may be accomplished by the shareholder or the shareholder’s authorized officer, director, employee or agent signing such writing or causing his or her signature to be affixed to such writing by any reasonable means including, but not limited to, by facsimile signature.

(2)    A shareholder may authorize another person or persons to act for the shareholder as proxy by transmitting or authorizing the transmission of a telegram, cablegram or other means of electronic transmission to the person who will be the holder of the proxy or to a proxy solicitation firm, proxy support service organization or like agent duly authorized by the person who will be the holder of the proxy to receive such transmission, provided that such telegram, cablegram or other means of electronic transmission must either set forth or be submitted with information from which it can be reasonably determined that the telegram, cablegram or other electronic transmission was authorized by the shareholder. If it is determined that such telegrams, cablegrams or other electronic transmissions are valid, the inspectors shall specify the nature of the information upon which they relied.

(e)    Any copy, facsimile telecommunication or other reliable reproduction of the writing or transmission created pursuant to paragraph (d) of this Section may be substituted or used in lieu of the original writing or transmission for any and all purposes for which the original writing or transmission could be used, provided that such copy, facsimile, telecommunication or other reproduction shall be a complete reproduction of the entire original writing or transmission.

Section 11.    Inspectors of Election:

(a)    The Board of Directors, in advance of any shareholders’ meeting, shall appoint one or more inspectors to act at the meeting or any adjournment thereof. The Board of Directors may designate one or more persons as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate has been appointed, or if such persons are unable to act at a meeting of shareholders, the person presiding at a shareholders’ meeting shall appoint one or more inspectors. Each inspector, before entering upon the discharge of his or her duties, shall take and sign an oath faithfully to execute the duties of inspector at such meeting with strict impartiality and according to the best of his or her ability.

(b)    The inspectors shall determine the number of shares outstanding and the voting power of each, the shares represented at the meeting, the existence of a quorum, the validity and effect of proxies, and shall receive votes, ballots or consents, hear and determine all challenges and questions arising in connection with the right to vote, count and tabulate all votes, ballots or consents, determine the result, and do such acts as are proper to conduct the election or vote with fairness to all shareholders. On request of the person presiding at the meeting or any shareholder entitled to vote thereat, the inspectors shall make a report in writing of any challenge, question or matter determined by them and execute a certificate of any fact found by them. Any report or certificate made by them shall be prima facie evidence of the facts stated and of the vote as certified by them.

Section 12.    List of Shareholders at Meetings.

A list of shareholders as of the record date, certified by the Secretary or by the transfer agent, shall be produced at any meeting of shareholders upon the request thereat or prior thereto of any shareholder. If the right to vote at any meeting is challenged, the inspectors of election, or person presiding thereat shall require such list of shareholders to be produced as evidence of the right of the persons challenged to vote at such meeting, and all persons who appear from such list to be shareholders entitled to vote thereat may vote at such meeting.

ARTICLE II

BOARD OF DIRECTORS

Section 1.    Power of Board and Qualification of Directors.

The business of the Company shall be managed under the direction of the Board of Directors, each of whom shall be at least eighteen years of age.

Section 2.    Number, Term of Office and Classification:

(a)    The Board of Directors shall consist of not less than five nor more than twenty-one members. The number of Directors shall be determined from time to time by resolution of a majority of the entire Board of Directors then in office, provided that no decrease in the number of Directors shall shorten the term of any incumbent Director. At each Annual Meeting of shareholders Directors shall be elected to hold office until the next annual meeting.

(b)    If and whenever six full quarter-yearly dividends (whether or not consecutive) shall not be paid on the Voting Parity Preferred Stock (as defined in the Certificate of Incorporation), in whole or in part, the number of Directors then constituting the Board of Directors shall be increased by two and the holders of the Voting Parity Preferred Stock, voting separately as a class, regardless of series, shall be entitled to elect the two additional Directors at any annual meeting of shareholders or special meeting held in place thereof, or at a special meeting of the holders of the Voting Parity Preferred Stock called as hereinafter provided. Whenever all arrears in dividends on the Voting Parity Preferred Stock then outstanding shall have been paid and dividends thereon for the current quarter-yearly dividend period shall have been paid or declared and set apart for payment, then the right of the holders of the Voting Parity Preferred Stock to elect such additional two Directors shall cease (but subject always to the same provisions for the vesting of such voting rights in the case of any similar future arrearages in dividends), and the terms of office of all persons elected as Directors by the holders of the Voting Parity Preferred Stock shall forthwith terminate and the number of the Board of Directors shall be reduced accordingly. At any time after such voting power shall have been so vested in the Voting Parity Preferred Stock, the Secretary of the Company may, and upon the written request of any holder of the Voting Parity Preferred Stock (addressed to the Secretary at the principal office of the Company) shall, call a special meeting of the holders of the Voting Parity Preferred Stock for the election of the two Directors to be elected by them as herein provided, such call to be made by notice similar to that provided in the By-Laws for a special meeting of the shareholders or as required by law. If any such special meeting required to be called as above provided shall not be called by the Secretary within twenty days after receipt of any such request, then any holder of Voting Parity Preferred Stock may call such meeting, upon the notice above provided, and for that purpose shall have access to the stock books of the Company. The Directors elected at any such special meeting shall hold office until the next annual meeting of the shareholders or special meeting held in place thereof. In case any vacancy shall occur among the Directors elected by the holders of the Voting Parity Preferred Stock, a successor shall be elected to serve until the next annual meeting of the shareholders or special meeting held in place thereof by the then remaining Director elected by the holders of the Voting Parity Preferred Stock or the successor of such remaining Director.

(c)    All Directors shall have equal voting power.

Section 3.    Organization.

At each meeting of the Board of Directors, the Chairman of the Board, or in his or her absence, if the Chief Executive Officer is a Director, the Chief Executive Officer, or if the Chief Executive Officer is not a Director or in his or her absence, if the President is a Director, the President, or if the President is not a Director or in his or her absence, a chairman chosen by a majority of the Directors present at the meeting shall preside. The Secretary shall act as secretary of the Board of Directors. In the event the Secretary shall be absent from any meeting of the Board of Directors, a majority of the Directors present at the meeting shall select the secretary.

Section 4.    Resignations.

Any Director of the Company may resign at any time by giving written notice to the Chairman of the Board or to the Secretary of the Company. Such resignation shall take effect at the time specified therein or, if no time be specified, then on delivery.

Section 5.    Vacancies.

Newly created directorships resulting from an increase in the number of Directors and vacancies occurring in the Board of Directors for any reason except the removal of Directors without cause may be filled by a vote of a majority of the Directors then in office, although less than a quorum exists. A Director elected to fill a vacancy shall hold office until the next annual meeting.

Section 6.    Place of Meeting.

The Board of Directors may hold its meetings at such place or places within or without the State of New York as the Board of Directors may from time to time by resolution determine.

Section 7.    First Meeting.

On the day of each annual election of Directors, the Board of Directors shall meet for the purpose of organization and the transaction of other business. Notice of such meeting need not be given. Such first meeting may be held at any other time which shall be specified in a notice given as hereinafter provided for special meetings of the Board of Directors.

Section 8.    Regular Meetings.

Regular meetings of the Board of Directors may be held at such times as may be fixed from time to time by resolution of the Board of Directors without notice.

Section 9.    Special Meetings.

Special meetings of the Board of Directors shall be held whenever called by the Chairman of the Board, or by any two of the Directors. Oral, telegraphic, electronic or written notice shall be given, sent, transmitted or mailed not less than one day before the meeting and shall state, in addition to the purposes, the date, place and hour of such meeting.

Section 10.    Waivers of Notice.

Notice of a meeting need not be given to any Director who submits a signed waiver of notice whether before or after the meeting, or who attends the meeting without protesting, prior thereto or at its commencement, the lack of notice to him or her.

Section 11.    Quorum and Manner of Acting.

(a)    If the number of Directors is twelve or more, seven Directors shall constitute a quorum for the transaction of business or any specified item of business. If the number of Directors is less than twelve, a majority of the entire Board of Directors shall constitute a quorum.

(b)    A majority of the Directors present, whether or not a quorum is present, may adjourn any meeting to another time and place without notice to any Director.

Section 12.    Written Consents.

Any action required or permitted to be taken by the Board of Directors or any committee thereof may be taken without a meeting if all members of the Board or the committee consent in writing to the adoption of a resolution authorizing the action. The resolution and the written consents thereto by the members of the Board or committee shall be filed with the minutes of the proceedings of the Board or committee.

Section 13.    Participation At Meetings By Telephone.

Any one or more members of the Board of Directors or any committee thereof may participate in a meeting of such Board or committee by means of a conference telephone or similar communications equipment allowing all persons participating in the meeting to hear each other at the same time. Participation by such means shall constitute presence in person at a meeting.

Section 14.    Compensation.

The Board of Directors shall have authority to fix the compensation of Directors for services in any capacity.

Section 15.    Interested Directors:

(a)    No contract or other transaction between the Company and one or more of its Directors, or between the Company and any other corporation, firm, association or other entity in which one or more of its Directors are directors or officers, or are financially interested, shall be either void or voidable for this reason alone or by reason alone that such Director or Directors are present at the meeting of the Board of Directors, or of a committee thereof, which approves such contract or transaction, or that his or her or their votes are counted for such purpose, provided that the parties to the contract or transaction establish affirmatively that it was fair and reasonable as to the Company at the time it was approved by the Board, a committee, or the shareholders.

(b) Any such contract or transaction may not be avoided by the Company for the reasons set forth in (a) if

(1)    the material facts as to such Director’s interest in such contract or transaction and as to any such common directorship, officership or financial interest are disclosed in good faith or known to the Board or committee, and the Board or committee approves such contract or transaction by a vote sufficient for such purpose without counting the vote of such interested Director or, if the votes of the disinterested Directors are insufficient for such purpose, by unanimous vote of the disinterested Directors (although common or interested Directors may be counted in determining the presence of a quorum at a meeting of the Board or of a committee which approves such contract or transactions), or

(2)    the material facts as to such Director’s interest in such contract or transaction and as to any such common directorship, officership or financial interest are disclosed in good faith or known to the shareholders entitled to vote thereon, and such contract or transaction is approved by vote of such shareholders.

Section 16.    Loans to Directors.

The Company may not lend money to or guarantee the obligation of a Director of the Company unless the particular loan or guarantee is approved by the shareholders, with the holders of a majority of the shares entitled to vote thereon constituting a quorum, but shares held of record or beneficially by Directors who are benefited by such loan or guarantee shall not be entitled to vote or to be included in the determination of a quorum.

ARTICLE III

COMMITTEES

Section 1.    How Constituted and Powers.

The Board of Directors by resolution adopted by a majority of the entire Board may designate from among its members committees of the Board, each of which shall consist of one or more Directors and shall have such authority as provided in the resolution designating the committee, except such committees shall have no authority as to the following matters:

(a)    The submission to shareholders of any action that needs shareholders’ authorization.

(b)    The filling of vacancies in the Board or in any committee.

(c)    The fixing of compensation of the Directors for serving on the Board or on any committee.

(d)    The amendment or repeal of the By-Laws, or the adoption of new By-Laws.

(e)    The amendment or repeal of any resolution of the Board which, by its terms, shall not be so amendable or repealable.

(f)    The declaration of dividends.

Section 2.    Quorum and Manner of Acting.

Unless otherwise provided by resolution of the Board of Directors, a majority of each committee of the Board shall constitute a quorum for the transaction of business and the act of a majority of all of the members of the committee, whether present or not, shall be the act of the committee. The members of the committee shall act only as a committee. The procedure of the committee and its manner of acting shall be subject at all times to the directions of the Board of Directors.

Section 3.    Alternate Members.

The Board of Directors may designate one or more eligible Directors as alternate members of any committee of the Board who may replace any absent or disqualified member or members at any meeting of any such committee.

ARTICLE IV

CHAIRMAN OF THE BOARD AND OFFICERS

Section 1.    Chairman of the Board.

There shall be a Chairman of the Board. The Chairman of the Board may be, but need not be, an officer or employee of the Company. The Chairman of the Board shall be chosen from among the Directors. The Chairman of the Board shall preside at all meetings of the shareholders at which he or she is present. The Chairman of the Board shall preside at all meetings of the Directors at which he or she is present and may attend any meeting of any committee of the Board, whether or not a member of such committee. The Chairman of the Board shall have such powers and perform such other duties as may be assigned to him or her by the Board.

Section 2.    Vice Chairman of the Board.

There may be a Vice Chairman of the Board, who may be, but need not be, an officer or employee of the Company. The Vice Chairman of the Board shall be chosen from among the Directors. The Vice Chairman of the Board shall, in the absence of the Chairman of the Board, preside at all at all meetings of the shareholders and the Directors at which he or she is present and may attend any meeting of any committee of the Board, whether or not a member of such committee. In the absence or inability to act of the Chairman of the Board, or if the office of the Chairman of the Board be vacant, the Vice Chairman of the Board, subject to the right of the Board from time to time to extend or confine such powers and duties or to assign them to others, shall perform all duties and may exercise all powers of the Chairman of the Board. The Vice Chairman of the Board shall also have such powers and perform such other duties as may be assigned to him or her by the Board and the Chairman of the Board.

Section 3.    Number.

The Board may elect a Chief Executive Officer, a President, one or more Vice Presidents, a Treasurer, a Secretary, and such other officers as the Board of Directors may in its discretion determine. Any two or more offices may be held by the same person, including by the Chairman of the Board and Vice Chairman of the Board.

Section 4.    Term of Offices and Qualifications.

The Chairman of the Board. The Vice Chairman of the Board and those officers elected pursuant to Section 3 of this Article IV shall be chosen by the Board of Directors on the day of the Annual Meeting. Unless a shorter term is provided in the resolution of the Board electing the Chairman of the Board or such officer, the term of office of the Chairman of the Board or such officer, as applicable, shall extend to and expire at the meeting of the Board held on the day of the next Annual Meeting.

Section 5.    Additional Officers.

Additional officers other than those elected pursuant to Section 3 of this Article IV shall be elected for such period, have such authority and perform such duties, either in an administrative or subordinate capacity, as the Board of Directors may from time to time determine.

Section 6.    Removal of Chairman of the Board and Officers.

The Chairman of the Board, the Vice Chairman of the Board and/or any officer may be removed by the Board of Directors with or without cause, at any time. Removal of the Chairman of the Board and/or an officer without cause shall be without prejudice to his or her contract rights, if any, but his or her election as Chairman of the Board and/or an officer shall not of itself create contract rights.

Section 7.    Resignation.

The Chairman of the Board, the Vice Chairman of the Board and/or any officer may resign at any time by giving written notice to the Board of Directors, or to the Chairman of the Board or to the Secretary. Any such resignation shall take effect at the time specified therein, or if no time be specified, then upon delivery.

Section 8.    Vacancies.

A vacancy in any office, including Chairman of the Board, shall be filled by the Board of Directors.

Section 9.    Chief Executive Officer.

The Chief Executive Officer of the Company shall, subject to the direction of the Board, have general and active control of the affairs and business of the Company and general supervision of its officers, officials, employees and agents. In the absence of the Chairman of the Board and the Vice Chairman of the Board, the Chief Executive Officer shall preside at all meetings of the shareholders and, if he or she is also a Director, meetings of Directors at which he or she is present.

Section 10.    President.

The President shall, in the absence of the Chief Executive Officer, exercise the powers and duties of the Chief Executive Officer. The President shall have such powers and perform such other duties as may be assigned to him or her by the Board.

Section 11.    The Vice Presidents.

Each Vice President shall have such powers and shall perform such duties as may be assigned to him or her by the Board of Directors or the Chief Executive Officer. With respect to seniority of Vice Presidents, unless the Board determines otherwise, Executive Vice Presidents shall be first in order of priority, Senior Vice Presidents shall be second in order of priority and Vice Presidents shall be third in order of priority.

Section 12.    The Treasurer.

The Treasurer shall, if required by the Board of Directors, give a bond for the faithful discharge of his or her duties, in such sum and with such sureties as the Board of Directors shall require. He or she shall have charge and custody of, and be responsible for, all funds and securities of the Company, and deposit all such funds in the name of and to the credit of the Company in such banks, trust companies, or other depositories as shall be selected by the Board of Directors. He or she shall also perform all other duties customarily incident to the office of Treasurer and such other duties as from time to time may be assigned to him or her by the Board of Directors.

Section 13.    The Secretary.

It shall be the duty of the Secretary to act as secretary of all meetings of the Board of Directors, and of the shareholders, and to keep the minutes of all such meetings at which he or she shall so act in a proper book or books to be provided for that purpose; he or she shall see that all notices required to be given by the Company are duly given and served; he or she may sign and execute in the name of the Company deeds, mortgages, bonds, contracts or other instruments authorized by the Board of Directors; he or she shall prepare, or cause to be prepared, for use at meetings of shareholders the list of shareholders as of the record date referred to in Article I, Section 12 of these By-Laws and shall certify, or cause the transfer agent to certify, such list; he or she shall keep a current list of the Company’s Directors and officers and their residence addresses; he or she shall be custodian of the seal of the Company and shall affix the seal, or cause it to be affixed, to all agreements, documents and other papers requiring the same. The Secretary shall have custody of the Minute Book containing the minutes of all meetings of shareholders, Directors, and the committees of the Board which may keep minutes, and of all other contracts and documents which are not in the custody of the Treasurer of the Company, or in the custody of some other person authorized by the Board of Directors to have such custody.

Section 14.    Appointed Officers.

The Board of Directors may delegate to any officer or committee the power to appoint and to remove any subordinate officer, agent or employee.

Section 15.    Assignment and Transfer of Stocks, Bonds, and Other Securities.

The Chief Executive Officer, the Treasurer, the Secretary, any Assistant Secretary, any Assistant Treasurer, and each of them, shall have power to assign, or to endorse for transfer, under the corporate seal, and to deliver, any stock, bonds, subscription rights, or other securities, or any beneficial interest therein, held or owned by the Company.

ARTICLE V

CONTRACTS, CHECKS, DRAFTS AND BANK ACCOUNTS

Section 1.    Execution of Contracts.

The Board of Directors, except as in these By-Laws otherwise provided, may authorize any officer or officers, agent, or agents, in the name of and on behalf of the Company to enter into any contract or execute and deliver any instrument, and such authority may be general or confined to specific instances; but, unless so authorized by the Board of Directors, or expressly authorized by these By-Laws, no officer, agent or employee shall have any power or authority to bind the Company by any contract or engagement or to pledge its credit or to render it liable pecuniarily in any amount for any purpose.

Section 2.    Loans.

No loans shall be contracted on behalf of the Company, and no negotiable paper shall be issued in its name unless specifically authorized by the Board of Directors.

Section 3.    Checks, Drafts, etc.

All checks, drafts, and other orders for the payment of money out of the funds of the Company, and all notes or other evidences of indebtedness of the Company, shall be signed on behalf of the Company in such manner as shall from time to time be determined by resolution of the Board of Directors.

Section 4.    Deposits.

All funds of the Company not otherwise employed shall be deposited from time to time to the credit of the Company in such banks, trust companies or other depositories as the Board of Directors may select.

ARTICLE VI

STOCKS AND DIVIDENDS

Section 1.    Shares of Stock.

Shares of stock of the Company shall be uncertificated.

Section 2.    Transfer of Stock.

Transfers of stock of the Company shall be made only on the books of the Company by the holder thereof, or by his or her duly authorized attorney, on delivery to the Company of proper transfer instructions. Within a reasonable time after the issuance or transfer of uncertificated stock, the Company shall send to the registered owner thereof a written notice containing the information required to be set forth or stated on certificates pursuant to the Business Corporation Law of the State of New York. A person in whose name stock of the Company stands on the books of the Company shall be deemed the owner thereof as regards the Company; provided that, whenever any transfer of stock shall be made for collateral security, and not absolutely, such fact, if known to the Secretary of the Company, or to its transfer agent shall be so expressed in the entry of the transfer. No transfer of stock shall be valid as against the Company, or its shareholders for any purpose, until it shall have been entered in the stock records of the Company as specified in these By-Laws by an entry showing from and to whom transferred.

Section 3.    Transfer and Registry Agents.

The Company may, from time to time, maintain one or more transfer offices or agencies and/or registry offices at such place or places as may be determined from time to time by the Board of Directors; and the Board of Directors may, from time to time, define the duties of such transfer agents and registrars and make such rules and regulations as it may deem expedient, not inconsistent with these By-Laws, concerning the issue, transfer and registration of uncertificated stock of the Company.

Section 4.    Record Dates for Certain Purposes.

The Board of Directors of the Company shall fix a day and hour not more than sixty days preceding the date of any meeting of shareholders, or the date for payment of any cash or stock dividend, or the date for the allotment of any rights of subscription, or the date when any change or conversion or exchange of capital stock shall go into effect, as a record date for the determination of the shareholders entitled to notice of, and to vote at, any such meeting and any adjournment thereof, or entitled to receive payment of any such dividend, or entitled to receive any such allotment of rights of subscription, or entitled to exercise rights in respect of any such change, conversion or exchange of capital stock, and in such case, such shareholders and only such shareholders as shall be shareholders of record on the day and hour so fixed shall be entitled to such notice of, and to vote at, such meeting or any adjournment thereof, or to receive payment of such dividend, or to receive such allotment of rights of subscription, or to exercise rights in connection with such change or conversion or exchange of capital stock, as the case may be, notwithstanding any transfer of any stock on the books of the Company after such day and hour fixed as aforesaid.

Section 5.    Dividends and Surplus.

Subject to the limitations prescribed by law, the Board of Directors (1) may declare dividends on the stock of the Company whenever and in such amounts as, in its opinion, the condition of the affairs of the Company shall render it advisable, (2) may use and apply, in its discretion, any part or all of the surplus of the Company in purchasing or acquiring any of the shares of stock of the Company, and (3) may set aside from time to time out of such surplus or net profits such sum or sums as it in its absolute discretion, may think proper as a reserve fund to meet contingencies or for equalizing dividends, or for the purpose of maintaining or increasing the property or business of the Company, or for any other purpose it may think conducive to the best interest of the Company.

ARTICLE VII

OFFICES AND BOOKS

Section 1.    Offices.

The Company shall maintain an office at such place in the County of Monroe, State of New York, as the Board of Directors may determine. The Board of Directors may from time to time and at any time establish other offices of the Company or branches of its business at whatever place or places seem to it expedient.

Section 2.    Books and Records:

(a)    There shall be kept at one or more offices of the Company (1) correct and complete books and records of account, (2) minutes of the proceedings of the shareholders, Board of Directors and the committees of the Board, (3) a current list of the Directors and officers of the Company and their residence addresses, and (4) a copy of these By-Laws.

(b)    The stock records may be kept either at the office of the Company or at the office of its transfer agent or registrar in the State of New York, if any, and shall contain the names and addresses of all shareholders, the number and class of shares held by each and the dates when they respectively became the owners of record thereof.

ARTICLE VIII

GENERAL

Section 1.    Seal.

The corporate seal shall be circular in form and shall contain the name of the Company, the year of its organization and the words “CORPORATE SEAL, NEW YORK.” Said seal may be used by causing it or a facsimile thereof to be impressed or affixed or otherwise reproduced.

Section 2.    Indemnification of Directors and Officers.

Except to the extent expressly prohibited by law, the Company shall indemnify any person, made or threatened to be made, a party in any civil or criminal action or proceeding, including an action or proceeding by or in the right of the Company to procure a judgment in its favor or by or in the right of any other corporation of any type or kind, domestic or foreign, or any partnership, joint venture, trust, employee benefit plan or other enterprise, which any Director or officer of the Company served in any capacity at the request of the Company, by reason of the fact that he or she, his or her testator or intestate is or was a Director or officer of the Company or serves or served such other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, in any capacity, against judgments, fines, penalties, amounts paid in settlement and reasonable expenses, including attorneys’ fees, incurred in connection with such action or proceeding, or any appeal therein, provided that no such indemnification shall be required with respect to any settlement unless the Company shall have given its prior approval thereto. Such indemnification shall include the right to be paid advances of any expenses incurred by such person in connection with such action, suit or proceeding, consistent with the provisions of applicable law. In addition to the foregoing, the Company is authorized to extend rights to indemnification and advancement of expenses to such persons by i) resolution of the shareholders, ii) resolution of the Directors or iii) an agreement, to the extent not expressly prohibited by law.

ARTICLE IX

FISCAL YEAR

Section 1.    Fiscal Year.

The fiscal year of the Company shall end on the 31st day of December in each year.

ARTICLE X

AMENDMENTS

Section 1.    Amendments.

By-Laws of the Company may be amended, repealed or adopted by a majority of the votes of the shares at the time entitled to vote in the election of any Directors. If, at any meeting of shareholders, action is proposed to be taken to amend, repeal or adopt By-Laws, the notice of such meeting shall include a brief statement or summary of the proposed action. The By-Laws may also be amended, repealed or adopted by the Board of Directors, but any By-Law adopted by the Board may be amended or repealed by shareholders entitled to vote thereon as hereinabove provided. If any By-Law regulating an impending election of Directors is adopted, amended or repealed by the Board of Directors, there shall be set forth in the notice of the next meeting of shareholders for the election of Directors the By-Law so adopted, amended or repealed, together with a concise statement of the changes made.

ARTICLE XI

FORUM

Unless the Company consents in writing to the selection of an alternative forum, any New York State Supreme Court located in New York County in the State of New York or, if such court lacks jurisdiction, the United States District Court for the Southern District of New York (or if such state and federal courts lack jurisdiction, in any other state or federal court located in the State of New York) (any such court, a “Chosen Court”), shall be the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Company, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee or shareholder of the Company to the Company or the Company’s shareholders, (iii) any action asserting a claim arising pursuant to any provision of the New York Business Corporation Law or the Company’s Certificate of Incorporation or these By-Laws (with respect to each, as may be amended from time to time), or (iv) any action asserting a claim governed by the internal affairs doctrine. Any person holding, purchasing or otherwise acquiring any interest in shares of capital stock of the Company shall be (a) deemed to have notice of and consented to the provisions of this Article XI, and (b) deemed to have waived any argument relating to the inconvenience of the Chosen Court in connection with any action or proceeding described in this Article XI. If any action the subject matter of which is within the scope of this Article XI is filed in a court other than a Chosen Court (a “Foreign Action”) in the name of any shareholder, such shareholder shall be deemed to have consented to (i) the personal jurisdiction of the Chosen Courts in connection with any action brought in any such court to enforce this Article XI (an “Enforcement Action”) and (ii) having service of process made upon such shareholder in any such Enforcement Action by service upon such shareholder’s counsel in the Foreign Action as agent for such shareholder.